AMENDMENT TO THE BY-LAWS OF
EATON VANCE NEW YORK MUNICIPAL
BOND FUND II
ESTABLISHING AND FIXING THE RIGHTS
AND PREFERENCES OF
INSTITUTIONAL MUNIFUND TERM
PREFERRED SHARES

EFFECTIVE AS OF DECEMBER 11, 2015




TABLE OF CONTENTS
Page
ARTICLE I...................	2
DEFINITIONS..........	2
1.1	Definitions	2
1.2	Interpretation	13
1.3	Liability of Officers, Trustees and
Shareholders	13
ARTICLE II.	TERMS APPLICABLE TO ALL SERIES
OF INSTITUTIONAL MUNIFUND
TERM PREFERRED SHARES	13
2.1	Number of Shares; Ranking	13
2.2	Dividends and Distributions	14
2.3	Liquidation Rights	17
2.4	Coverage & Leverage Tests	18
2.5	Redemption	20
2.6	Voting Rights	28
2.7	Rating Agencies	32
2.8	Issuance of Additional Preferred Shares	32
2.9	Status of Redeemed or Repurchased iMTP
Shares	33
2.10	Distributions with respect to Taxable
Allocations	33
2.11	Term Redemption Liquidity Account and
Liquidity Requirement	34
2.12	Global Certificate	36
2.13	Notice	36
2.14	Termination	36
2.15	Appendices	36
2.16	Actions on Other than Business Days	36
2.17	Modification	36
2.18	Transfers	37
2.19	No Additional Rights	37
2.20	Agreed Tax Treatment	37
2.21	Relationship of Declaration of Trust	37




AMENDMENT TO THE BY-LAWS OF
EATON VANCE
NEW YORK MUNICIPAL BOND FUND II
ESTABLISHING AND FIXING THE RIGHTS
AND PREFERENCES OF
INSTITUTIONAL MUNIFUND TERM
PREFERRED SHARES

      Eaton Vance New York Municipal Bond
Fund II (the "Fund"), a Massachusetts business
trust, certifies that:
RECITALS
      WHEREAS, the Fund is authorized under
Section 12 of Article 2 of the Fund's Declaration of
Trust (which, as hereafter restated or amended from
time to time, is herein called the "Declaration"), to
issue an unlimited number of Preferred Shares (as
defined below), par value $.01 per share;
      WHEREAS, pursuant to the authority
expressly vested in the Board of Trustees of the
Fund by Section 12 of Article 2 of the Declaration,
the Board of Trustees has, by resolution, authorized
the issuance of Preferred Shares, $.01 par value per
share, of the Fund, such shares to be classified as
Institutional MuniFund Term Preferred Shares
("iMTP"), and such iMTP to be issued in one or
more series;
      WHEREAS, the Board of Trustees has
authorized a Series of iMTP Shares to be designated
as the "Institutional MuniFund Term Preferred
Shares, Series 2019;"
      NOW, THEREFORE, the By-laws of
Eaton Vance New York Municipal Bond Fund II
are hereby amended as follows:
      1.	ARTICLES 8 through 14 shall be re-
designated as ARTICLES 9 through 15 and all
affected cross references therein are amended
accordingly.
      2.	A new ARTICLE 8 shall be added as
follows:
      INTRODUCTORY STATEMENT
CREATING A CLASS OF INSTITUTIONAL
MUNIFUND TERM PREFERRED SHARES
AND DESIGNATING SERIES 2019 iMTP
SHARES
      A class of up to 460 preferred shares, par
value $0.01 per share, liquidation preference
$25,000 per share, in the series designated below, is
hereby authorized and designated as the
"Institutional MuniFund Term Preferred Shares"
(any such series authorized and designated herein or
hereafter authorized and designated being referred
to herein as a "Series," a "Series of iMTP Shares"
or "iMTP Shares of a Series," and shares of all such
Series being referred to herein, individually, as an
"iMTP Share" and, collectively, as the "iMTP
Shares").
      Each Series of iMTP Shares shall be issued
on one or more dates determined by the Board of
Trustees of the Trust or pursuant to their delegated
authority and shall have such other preferences,
voting powers, limitations as to dividends,
qualifications and terms and conditions of issuance,
cancellation and redemption and such other terms,
in addition to those required by applicable law or as
set forth in the Declaration, as set forth in this
Amendment, as modified, amended or
supplemented in an appendix to this Amendment
applicable to such Series (each, an "Appendix" and,
collectively, the "Appendices").
      The number of iMTP Shares which the
Board of Trustees has initially authorized for
issuance is up to 460 (four hundred and sixty) and
the aggregate number of iMTP Shares outstanding
at any time shall not exceed 460 (four hundred and
sixty)
      Series 2019:  A series of up to 460 iMTP
Shares is hereby authorized and designated as the
"Institutional MuniFund Term Preferred Shares,
Series 2019" and also referred to herein as the
"Series 2019 iMTP Shares."  The Series 2019 iMTP
Shares shall constitute a separate series of preferred
shares of the Trust and each share of Series 2019
iMTP Shares shall be identical.  The terms of the
Series 2019 iMTP Shares shall be governed by this
Amendment, as modified, amended and
supplemented by Appendix A attached hereto.  Any
reference to a "Series of iMTP Shares" herein shall
be deemed to include a reference to the Series 2019
iMTP Shares and any reference to the Series 2019
iMTP Shares or other terms designated herein
specifically with respect to the Series 2019 iMTP
Shares shall be deemed to apply only to such Series
of iMTP Shares and not to any other Series of iMTP
Shares.
ARTICLE I.
DEFINITIONS
      1.1	Definitions. Unless the context or
use indicates another or different meaning or intent and except with respect to any Series of iMTP
Shares as specifically provided in the Appendix applicable to such Series of iMTP Shares, each of the following terms when used in this Amendment shall have the meaning ascribed to it below, whether such term is used in the singular or plural and regardless of tense:
            "1940 Act" means the Investment
Company Act of 1940, as amended, or any
successor statute.
            "1940 Act Asset Coverage" means
"asset coverage," as defined for purposes of Section
18(h) of the 1940 Act, of at least 200% with respect to all outstanding senior securities of the Fund which are shares of stock for purposes of the 1940
Act, including all outstanding iMTP Shares (or such other asset coverage as may in the future be specified in or under the 1940 Act or by rule, regulation or order of the United States Securities and Exchange Commission as the minimum asset coverage for senior securities which are shares of stock of a closed-end investment company).
            "Additional Amount Payment"
means a payment to a Holder of iMTP Shares of an amount which, when taken together with the aggregate amount of Taxable Allocations made to such Holder to which such Additional Amount
Payment relates, would cause such Holder's dividends in dollars (after federal State income tax consequences in respect of both the Taxable
Allocations and Additional Amount Payment) from the aggregate of such Taxable Allocations and the related Additional Amount Payment to be equal to the dollar amount of the dividends that would have been received by such Holder if the amount of such aggregate Taxable Allocations would have been excludable (for federal income tax purposes and State income tax purposes) from the gross income of such Holder. Such Additional Amount Payment shall be calculated (i) without consideration being given to the time value of money; (ii) assuming that no Holder of iMTP Shares is subject to the federal alternative minimum tax with respect to dividends received from the Fund; (iii) only taking into account the regular federal income tax (and the tax imposed under Section 1411 of the Code or any successor provision) and State individual income tax with respect to dividends received from the Fund (that is, without giving effect to any other
State tax or any other federal tax based on income);
and (iv) assuming that each Taxable Allocation and each Additional Amount Payment (except to the extent such Additional Amount Payment is reported as an exempt-interest dividend for purposes of
Section 852(b)(5) of the Code) would be taxable in the hands of each Holder of iMTP Shares at the maximum marginal combined regular federal and State individual income tax rate (taking account of the federal income tax deductibility of state and local taxes paid or incurred and the tax imposed under Section 1411 of the Code or any successor provision) applicable to ordinary income or net capital gains, as applicable, or the maximum marginal regular federal corporate income tax rate applicable to ordinary income or net capital gains, as applicable, whichever is greater, in effect at the time such Additional Amount Payment is paid.
            "Adviser" means Eaton Vance
Management, a direct subsidiary of Eaton Vance
Corp., or such other entity as shall be then serving as the investment adviser of the Fund, and shall include, as appropriate, any sub-adviser duly appointed by the Adviser.
            "Agent" means, with respect to any
Series of iMTP Shares, The Bank of New York
Mellon and its successors or any other calculation and paying agent appointed by the Fund with respect to such Series of iMTP Shares.
            "Agent Agreement" means, with
respect to any Series of iMTP Shares, the Calculation and Paying Agent Agreement dated as of December 11, 2015, by and among the Agent, the Fund and certain other Persons, relating to the Institutional MuniFund Term Preferred Shares to be issued by the Fund, including the iMTP Shares, and as the same may be amended, restated or modified from time to time, or any similar agreement between the Fund and any other calculation and paying agent appointed by the Fund.
            "Agent Member" means a Person
with an account at the Securities Depository that holds one or more iMTP Shares through the Securities Depository, directly or indirectly, for a Designated Owner and that will be authorized and instructed, directly or indirectly, by a Designated
Owner to disclose information to the Agent with respect to such Designated Owner.
            "Amendment" means this
Amendment to the By-Laws effective December 11,
2015, as it may be amended from time to time in accordance with its terms.
            "Appendices" and "Appendix" shall
have the respective meanings as set forth in the introductory statement preceding Article I of this Amendment.
            "Applicable Spread" means, with
respect to any Rate Period for any Series of iMTP
Shares, the percentage per annum set forth opposite the highest applicable credit rating assigned to such Series of iMTP Shares by any Rating Agency (or the lowest applicable credit rating assigned to such Series of iMTP Shares by any Rating Agency, in the event any Rating. Agency has assigned such Series of iMTP Shares a credit rating of Below Investment
Grade) in the table below on the Rate Determination
Date for such Rate Period (provided that, if such Series of iMTP Shares is not assigned a credit rating by any Rating Agency on the Rate Determination
Date for any Rate Period for such Series of iMTP
Shares as a result of each Rating Agency ceasing to rate tax-exempt closed-end investment companies generally, "Applicable Spread" means, with respect to such Rate Period, (i) the percentage per annum in such table directly below the percentage per annum set forth opposite the highest applicable credit rating most recently assigned to such Series of iMTP Shares by any Rating Agency prior to such Rate Determination Date or (ii) the Increased Rate, if the most recently assigned credit rating from any such Rating Agency for such Series of iMTP Shares is Below Investment Grade prior to such Rate
Determination Date):
Long-Term
Ratings*

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*	And/or the equivalent ratings of any Other Rating
Agency then rating the iMTP Shares.
**	Unless an Increased Rate Period is in effect and is
continuing or the Increased Rate otherwise applies
to any portion of a Rate Period, in which case the
Applicable Spread shall be the Initial Spread plus
5.00% for such period or portion thereof, as the case
may be.
            "Asset Coverage" means "asset
coverage" of a class of senior security which is a
stock, as defined for purposes of Section 18(h) of
the 1940 Act as in effect on the date hereof,
determined on the basis of values calculated as of a
time within 48 hours (only including Business
Days) next preceding the time of such
determination.
            "Asset Coverage Cure Date" means,
with respect to the failure by the Fund to maintain
Asset Coverage of at least 225% as of the close of
business on a Business Day (as required by Section
2.4(a)), the date that is thirty (30) calendar days
following such Business Day.
            "Below Investment Grade" means,
with respect any Series of iMTP Shares and as of
any date, the following ratings with respect to each
Rating Agency (to the extent it is a Rating Agency
on such date):
      (i)	lower than BBB-, in the case of
Fitch;
      (ii)	lower than BBB-, in the case of
Standard & Poor's; and
      (iii)	lower than an equivalent long-term
credit rating to those set forth in clauses (i) and (ii),
in the case of any Other Rating Agency.
            "Board of Trustees" means the
Board of Trustees of the Fund or any duly
authorized committee thereof as permitted by
applicable law.
            "Business Day" means any day (a)
other than a day on which commercial banks in The
City of New York, New York are required or
authorized by law or executive order to close and
(b) on which the New York Stock Exchange is not
closed.
            "By-Laws" means the By-Laws of
the Fund as amended from time to time.
            "Closed-End Funds" shall have the
meaning as set forth in Section 2.18(a).
            "Code" means the Internal Revenue
Code of 1986, as amended.
            "Common Shares" means the
common shares of beneficial interest, par value $.01
per share, of the Fund.
            "Custodian" means a bank, as
defined in Section 2(a)(5) of the 1940 Act, that has
the qualifications prescribed in paragraph 1 of
Section 26(a) of the 1940 Act, or such other entity
as shall be providing custodian services to the Fund
as permitted by the 1940 Act or any rule, regulation,
or order thereunder, and shall include, as
appropriate, any similarly qualified sub-custodian
duly appointed by the Fund.  As of the date hereof,
the Custodian is State Street Bank and Trust
Company.
            "Custodian Agreement" means any
Custodian Agreement by and between the
Custodian and the Fund.
            "Date of Original Issue" means, with
respect to any Series of iMTP Shares, the date
specified as the Date of Original Issue for such
Series of iMTP Shares in the Appendix for such
Series of iMTP Shares.
            "Declaration" means the Fund's
Agreement and Declaration of Trust, as may be
amended or modified from time to time and a copy
of which is on file with the Secretary of the
Commonwealth of Massachusetts.
            "Default" shall mean a Dividend
Default or a Redemption Default.
            "Deposit Securities" means, as of
any date, any United States dollar-denominated
security or other investment of a type described
below that either (i) is a demand obligation payable
to the holder thereof on any Business Day or (ii) has
a maturity date, mandatory redemption date or
mandatory payment date, on its face or at the option
of the holder, preceding the relevant Redemption
Date, Dividend Payment Date or other payment date
in respect of which such security or other
investment has been deposited or set aside as a
Deposit Security:
            (1)	cash or any cash equivalent;
            (2)	any U.S. Government
Obligation;
            (3)	any Municipal Security that
has a credit rating from at least one NRSRO (at
least one of which must be Standard & Poor's for so
long as Standard & Poor's is a Rating Agency
rating the iMTP Shares) that is the highest
applicable rating generally ascribed by such
NRSRO to Municipal Securities (long-term or
short-term as to the applicable type of obligation) as
of the date of this Amendment (or such rating's
future equivalent), including (A) any such
Municipal Security that has been pre-refunded by
the issuer thereof with the proceeds of such
refunding having been irrevocably deposited in trust
or escrow for the repayment thereof and (B) any
such fixed or variable rate Municipal Security that
qualifies as an eligible security under Rule 2a-7
under the 1940 Act; or
            (4)	any investment in any money
market fund registered under the 1940 Act that
qualifies under Rule 2a-7 under the 1940 Act, or
similar investment vehicle described in Rule 12d1-
1(b)(2) under the 1940 Act, that invests principally
in Municipal Securities or U.S. Government
Obligations or any combination thereof.
            "Designated Owner" means a Person
in whose name iMTP Shares of a Series are
recorded as beneficial owner of such iMTP Shares
by the Securities Depository, an Agent Member or
other securities intermediary on the records of such
Securities Depository, Agent Member or securities
intermediary, as the case may be.
            "Dividend Default" shall have the
meaning as set forth in Section 2.2(g)(i).
            "Dividend Payment Date" means,
with respect to any Series of iMTP Shares, the first
Business Day of each calendar month that any
shares of such Series of iMTP Shares are
outstanding; provided, however, that with respect
any Series of iMTP Shares for which the first
Dividend Period, as specified in the Appendix
relating to such Series of iMTP Shares, is longer
than one month, the first Dividend Payment Date
for such Series of iMTP Shares shall be the first
Business Day of the calendar month immediately
following the end of such Dividend Period.
            "Dividend Period" means, with
respect to any Series of iMTP Shares, the Dividend
Period for such Series of iMTP Shares set forth in
the Appendix for such Series of iMTP Shares.
            "Dividend Rate" means, with respect
to any Rate Period for a Series of iMTP Shares and
subject to the adjustment described in Section
2.10(a), the Index Rate for such Rate Period plus
the Applicable Spread for such Rate Period;
provided, however, that with respect to any
Increased Rate Period (or any portion of a Rate
Period to which the Increased Rate otherwise
applies), the Dividend Rate shall mean the
Increased Rate for such Increased Rate Period (or
such portion of a Rate Period); and provided further
that the Dividend Rate for any Rate Period (or
portion thereof) shall in no event exceed the
Maximum Rate.
            "Effective Leverage Ratio" shall
have the meaning as set forth in Section 2.4(d).
            "Effective Leverage Ratio Cure
Date" shall have the meaning as set forth in Section
2.5(b)(ii)(A).
            "Electronic Means" means email
transmission, facsimile transmission or other similar
electronic means of communication providing
evidence of transmission (but excluding online
communications systems covered by a separate
agreement) acceptable to the sending party and the
receiving party, in any case if operative as between
any two parties, which, in the case of notices to the
Custodian, shall be sent by such means to each of
its representatives set forth in the Custodian
Agreement.
            "Exchange Act" means the U.S.
Securities Exchange Act of 1934, as amended.
            "Final Memorandum" means the
final offering memorandum of the Fund relating to
the offering and sale of the iMTP Shares dated
December 8, 2015, as the same may be amended,
revised or supplemented from time to time.
            "Fitch" means Fitch Ratings, a part
of the Fitch Group, and any successor or successors
thereto.
            "Fund" means Eaton Vance New
York Municipal Bond Fund II.
            "Holder" means, with respect to the
iMTP Shares of a Series or any other security issued
by the Fund, a Person in whose name such security
is registered in the registration books of the Fund
maintained by the Agent or otherwise.
            "iMTP Shares" shall have the
meaning as set forth in the introductory statement
preceding Article I of this Amendment.
            "iMTP Shares of a Series" shall have
the meaning as set forth in the introductory
statement preceding Article I of this Amendment.
            "Increased Rate" means, with respect
to any Rate Period for a Series of iMTP Shares (or
any portion of a Rate Period to which the Increased
Rate otherwise applies), the Index Rate for such
Rate Period plus an Applicable Spread of the Initial
Spread plus 5.00% per annum.
            "Increased Rate Period" shall have
the meaning as set forth in Section 2.2(g)(i).
            "Index Rate" means, with respect to
any Rate Period for a Series of iMTP Shares, the
SIFMA Municipal Swap Index made available by
the close of business on the Rate Determination
Date for such Rate Period.
            "Initial Rate Period" means, with
respect to the iMTP Shares of a Series of iMTP
Shares, the period commencing on and including
the Date of Original Issue thereof and ending on,
and including, the next succeeding calendar day that
is a Wednesday (or, if such Wednesday is not a
Business Day, the next succeeding Business Day).
            "Initial Spread" means, with respect
to any Series of iMTP Shares, the rate per annum
specified as the Initial Spread for such Series of
iMTP Shares in the Appendix for such Series of
iMTP Shares.
            "Liquidation Preference" means,
with respect to any Series of iMTP Shares, the
amount specified as the liquidation preference per
share for that Series of iMTP Shares in the
Appendix for such Series of iMTP Shares.
            "Liquidity Account Initial Date"
means, with respect to any Series of iMTP Shares,
the date designated as the Liquidity Account Initial
Date in the Appendix for such Series of iMTP
Shares.
            "Liquidity Account Investments"
means (i) Deposit Securities or (ii) any other
security or investment owned by the Fund that is
rated not less than (x) if Standard & Poor's is a
Rating Agency rating the iMTP Shares, A- by S&P
or (y) if Standard & Poor's is not a Rating Agency
rating the iMTP Shares, A3 by Moody's, A- by
Standard & Poor's, A- by Fitch or an equivalent
rating by any other NRSRO (or any such rating's
future equivalent).
            "Liquidity Requirement" shall have
the meaning as set forth in Section 2.11(b).
            "Mandatory Redemption Price" shall
have the meaning as set forth in
Section 2.5(b)(i)(A).
            "Market Value" of any asset of the
Fund means:
      (i)	for securities for which market
quotations are readily available, the market value
thereof determined by an independent third-party
pricing service designated from time to time by the
Board of Trustees, which pricing service shall be
Standard & Poor's Securities Evaluations, Inc./J. J.
Kenny Co., Inc. (or any successor thereto),
International Data Corporation (or any successor
thereto) or such other independent third-party
pricing service broadly recognized in the tax-
exempt fund market. Market Value of any asset
shall include any interest accrued thereon. The
pricing service values portfolio securities at the
mean between the quoted bid and asked price or the
yield equivalent when quotations are readily
available. Securities for which quotations are not
readily available are valued at fair value as
determined by the pricing service using methods
that include consideration of: yields or prices of
Municipal Securities of comparable quality, type of
issue, coupon, maturity and rating; state of issuance;
indications as to value from dealers; and general
market conditions. The pricing service may employ
electronic data processing techniques or a matrix
system, or both, to determine recommended
valuations;
      (ii)	for securities with respect to which
an independent third-party pricing service
designated from time to time by the Board of
Trustees is unable to value a security, the lower of
two dealer bids for such security obtained by the
Fund from dealers who are members of the
Financial Industry Regulatory Authority, Inc. and
who make a market in the security; and
      (iii)	for futures contracts and options,  the
closing price for such instruments established by the
exchange or board of trade on which they are
traded, or if market quotations are not readily
available, the fair value thereof as determined on a
consistent basis using methods determined in good
faith by the Board of Trustees.
            "Maximum Rate" means 15% per
annum.
            "Moody's" means Moody's
Investors Service, Inc. and any successor or
successors thereto.
            "Municipal Securities" means
municipal obligations as described under the
heading "The Funds' Investments-Primary
Investment Policies-Municipal Obligations" in the
Preliminary Memorandum and Final Memorandum
or other offering document for a Series of iMTP
Shares.
            "Non-Call Period" means, with
respect to any Series of iMTP Shares, the period (if
any) during which such Series of iMTP Shares shall
not be subject to redemption at the option of the
Fund, as set forth in the Appendix for such Series of
iMTP Shares.
            "Notice of Redemption" shall have
the meaning as set forth in Section 2.5(d).
            "Notice of Taxable Allocation" shall
have the meaning as set forth in Section 2.10(a).
            "NRSRO" means (a) each of Fitch,
Moody's and Standard & Poor's so long as such
Person is a nationally recognized statistical rating
organization within the meaning of Section 3(a)(62)
of the Exchange Act and (b) any other nationally
recognized statistical rating organization within the
meaning of Section 3(a)(62) of the Exchange Act
that is not an "affiliated person" (as defined in
Section 2(a)(3) of the 1940 Act) of the Fund.
            "Optional Redemption Date" shall
have the meaning as set forth in Section 2.5(c)(i).
            "Optional Redemption Premium"
means, with respect to any Series of iMTP Shares,
the premium payable by the Fund upon the
redemption of iMTP Shares of such Series of iMTP
Shares at the option of the Fund, as set forth in the
Appendix for such Series of iMTP Shares.
            "Optional Redemption Price" shall
have the meaning as set forth in Section 2.5(c)(i).
            "Other Rating Agency" means, at
any time, each Rating Agency, if any, other than
Fitch or Standard & Poor's then providing a rating
for the iMTP Shares pursuant to the request of the
Fund.
            "Outstanding" means, as of any date
with respect to iMTP Shares of a Series, the number
of iMTP Shares of such Series of iMTP Shares
theretofore issued by the Fund except (without
duplication):
            (a)	any shares of such Series of
iMTP Shares theretofore cancelled or redeemed or
delivered to the Agent for cancellation or
redemption in accordance with the terms hereof;
            (b)	any shares of such Series of
iMTP Shares as to which the Fund shall have given
a Notice of Redemption and irrevocably deposited
with the Agent sufficient Deposit Securities to
redeem such shares in accordance with Section 2.5
hereof; and
            (c)	any shares of such Series of
iMTP Shares as to which the Fund shall be the
Holder or the beneficial owner.
            "Person" means and includes an
individual, a partnership, a trust (including a
business trust); a corporation, a limited liability
company, an unincorporated association, a joint
venture or other entity or a government or any
agency or political subdivision thereof.
            "Preferred Shares" means the
authorized preferred shares of beneficial interest,
par value $.01 per share, of the Fund, including
auction rate preferred shares and iMTP Shares of
each Series, shares of any other series of preferred
shares of beneficial interest now or hereafter issued
by the Fund, and any other shares of beneficial
interest hereafter authorized and issued by the Fund
of a class having priority over any other class as to
distribution of assets or payments of dividends.
            "Preliminary Memorandum" means
the preliminary offering memorandum of the Fund
relating to the offering and sale of the iMTP Shares
dated December 1, 2015, as supplemented by the
supplement thereto, dated December 4, 2015, as the
same may be amended, revised or supplemented
from time to time.
            "Preliminary Notice of Redemption"
shall have the meaning as set forth in Section
2.5(d).
            "Purchase Agreement" means (i)
with respect to the initial Series of iMTP Shares
issued pursuant to this Amendment, the Purchase
Agreement dated as of December 8, 2015 between
the Fund and Morgan Stanley & Co. LLC, and (ii)
with respect to any subsequent Series of iMTP
Shares issued pursuant to this Amendment, the
purchase agreement or other similar agreement for
the iMTP Shares of such Series of iMTP Shares (if
any) specified in the Appendix for such Series of
iMTP Shares.
            "Rate Determination Date" means,
with respect to the Initial Rate Period for any Series
of iMTP Shares, the day immediately preceding the
Date of Original Issue of such Series of iMTP
Shares and, with respect to any Subsequent Rate
Period for any Series of iMTP Shares, the last day
of the immediately preceding Rate Period for such
Series of iMTP Shares.
            "Rate Period" means, with respect to
any Series of iMTP Shares, the Initial Rate Period
and any Subsequent Rate Period of the iMTP Shares
of such Series of iMTP Shares.
            "Rating Agencies" means, as of any
date and in respect of a Series of iMTP Shares, (i)
each of Fitch and Standard & Poor's, to the extent
each maintains a rating on the iMTP Shares of such
Series of iMTP Shares on such date and has not
been replaced as a Rating Agency in accordance
with Section 2.7 and (ii) any other NRSRO
designated as an Other Rating Agency on such date
in accordance with Section 2.7. Fitch and Standard
& Poor's have initially been designated as the
Rating Agencies for purposes of the iMTP Shares.
In the event that at any time any Rating Agency (i)
ceases to be a Rating Agency for purposes of any
Series of iMTP Shares and such Rating Agency has
been replaced by another Rating Agency in
accordance with Section 2.7, any references to any
credit rating of the replaced Rating Agency in this
Amendment or any Appendix shall be deleted for
purposes hereof as provided below and shall be
deemed instead to be references to the equivalent
credit rating of the Rating Agency that has replaced
such Rating Agency as of the most recent date on
which such replacement Rating Agency published
credit ratings for such Series of iMTP Shares or (ii)
designates a new rating definition for any credit
rating of such Rating Agency to replace a
corresponding rating definition of such Rating
Agency, any references to such replaced rating
definition of such Rating Agency contained in this
Amendment or any Appendix shall instead be
deemed to be references to such corresponding
replacement rating definition. In the event that at
any time the designation of any Rating Agency as a
Rating Agency for purposes of any Series of iMTP
Shares is terminated in accordance with Section 2.7,
any rating of such terminated Rating Agency, to the
extent it would have been taken into account in any
of the provisions of this Amendment or the
Appendix for such Series of iMTP Shares, shall be
disregarded, and only the ratings of the then-
designated Rating Agencies for such Series of
iMTP Shares shall be taken into account for
purposes of this Amendment and such Appendix
provided that, for purposes of determining the
Dividend Rate applicable to a Rate Period, the
credit rating assigned by any Rating Agency that is
designated as a Rating Agency after the Rate
Determination Date for such Rate Period will be
applicable on or as of the next succeeding Rate
Determination Date.
            "Ratings Event" shall have the
meaning set forth in Section 2.2(g)(i).
            "Redemption Date" shall have the
meaning as set forth in Section 2.5(d).
            "Redemption Default" shall have the
meaning as set forth in Section 2.2(g)(i).
            "Redemption Price" shall mean the
Term Redemption Price, the Mandatory
Redemption Price or the Optional Redemption
Price, as applicable.
            "Securities Act" means the U.S.
Securities Act of 1933, as amended.
            "Securities Depository" shall mean
The Depository Trust Company and its successors
and assigns or any other securities depository
selected by the Fund that agrees to follow the
procedures required to be followed by such
securities depository as set forth in this Amendment
with respect to the iMTP Shares.
            "Series of iMTP Shares" shall have
the meaning as set forth in the introductory
statement preceding Article I of this Amendment.
            "SIFMA Municipal Swap Index"
means the Securities Industry and Financial Markets
Association Municipal Swap Index, or such other
weekly, high-grade index comprised of seven-day,
tax-exempt variable rate demand notes produced by
Bloomberg L.P. or its successor, or as otherwise
designated by the Securities Industry and Financial
Markets Association; provided, however, that, if
such index is no longer produced by Bloomberg
L.P. or its successor, then SIFMA Municipal Swap
Index shall mean (i) the S&P Municipal Bond 7
Day High Grade Rate Index produced by Standard
& Poor's Financial Services LLC or its successors
or (ii) if the S&P Municipal Bond 7 Day High
Grade Rate Index is no longer produced, such other
reasonably comparable index selected in good faith
by the Board of Trustees.
            "State" means the State of New
York.
            "Standard & Poor's" means Standard
& Poor's Ratings Services, a Standard & Poor's
Financial Services LLC business, and any successor
or successors thereto.
            "Subsequent Rate Period" means,
with respect to any Series of iMTP Shares, the
period from, and including, the first day following
the Initial Rate Period of such Series of iMTP
Shares to, and including, the next following
Wednesday (or if such Wednesday is not a Business
Day, the next Business Day) and any period
thereafter from, and including, the first day
following the end of the previous Subsequent Rate
Period to, and including, the next following
Wednesday (or, if such Wednesday is not a
Business Day, the next Business Day).
             "Tax Event" shall have the meaning
as set forth in Section 2.2(g)(i).
            "Taxable Allocation" means, with
respect to any Series of iMTP Shares, the allocation
of any net capital gains or other income taxable for
regular federal income tax purposes, or regular State
individual income tax purposes, to a dividend paid
in respect of such Series of iMTP Shares.
            "Term Redemption Amount" shall
have the meaning as set forth in Section 2.11(a).
            "Term Redemption Date" means,
with respect to any Series of iMTP Shares, the date
specified as the Term Redemption Date in the
Appendix for such Series of iMTP Shares.
            "Term Redemption Liquidity
Account" shall have the meaning as set forth in
Section 2.11(a).
            "Term Redemption Price" shall have
the meaning as set forth in Section 2.5(a).
            "U.S. Government Obligations"
means direct obligations of the United States or of
its agencies or instrumentalities that are entitled to
the full faith and credit of the United States and
that, other than United States Treasury Bills,
provide for the periodic payment of interest and the
full payment of principal at maturity or call for
redemption.
            "Voting Period" shall have the
meaning as set forth in Section 2.6(b)(i).
            With respect to any Series of iMTP
Shares, any additional definitions specifically set
forth in the Appendix relating to such Series of
iMTP Shares and any amendments to any
definitions specifically set forth in the Appendix
relating to such Series of iMTP Shares, as such
Appendix may be amended from time to time, shall
be incorporated herein and made part hereof by
reference thereto, but only with respect to such
Series of iMTP Shares.
      1.2	Interpretation. The headings
preceding the text of Sections included in this
Amendment are for convenience only and shall not
be deemed part of this Amendment or be given any
effect in interpreting this Amendment. The use of
the masculine, feminine or neuter gender or the
singular or plural form of words herein shall not
limit any provision of this Amendment. The use of
the terms "including" or "include" shall in all cases
herein mean "including, without limitation" or
"include, without limitation," respectively.
Reference to any Person includes such Person's
successors and assigns to the extent such successors
and assigns are permitted by the terms of any
applicable agreement, and reference to a Person in a
particular capacity excludes such Person in any
other capacity or individually. Reference to any
agreement (including this Amendment), document
or instrument means such agreement, document or
instrument as amended or modified and in effect
from time to time in accordance with the terms
thereof and, if applicable, the terms hereof. Except
as otherwise expressly set forth herein, reference to
any law means such law as amended, modified,
codified, replaced or re-enacted, in whole or in part,
including rules, regulations, enforcement
procedures and any interpretations promulgated
thereunder. Underscored references to Sections
shall refer to those portions of this Amendment. The
use of the terms "hereunder," "hereof;" "hereto"
and words of similar import shall refer to this
Amendment as a whole and not to any particular
Article, Section or clause of this Amendment.
      1.3	Liability of Officers, Trustees and
Shareholders. The Declaration is on file with the
Secretary of the Commonwealth of Massachusetts,
and an officer of the Fund has executed this
Amendment as an officer and not individually, and
the obligations and rights set forth in this
Amendment are not binding upon any such officer,
or the trustees of the Fund or shareholders of the
Fund, individually, but are binding upon the assets
and property of the Fund.
ARTICLE II.	TERMS APPLICABLE TO ALL
SERIES OF
INSTITUTIONAL MUNIFUND TERM
PREFERRED SHARES
      Except for such changes and amendments
hereto with respect to a Series of iMTP Shares that
are specifically contemplated by the Appendix
relating to such Series of iMTP Shares, each Series
of iMTP Shares shall have the following terms:
      2.1	Number of Shares; Ranking.
            (a)	The number of authorized
shares constituting any Series of iMTP Shares shall
be as set forth with respect to such Series of iMTP
Shares in the Appendix hereto relating to such
Series of iMTP Shares. No fractional iMTP Shares
shall be issued.
            (b)	The iMTP Shares of each
Series shall rank on a parity with iMTP Shares of
each other Series and with shares of any other series
of Preferred Shares as to the payment of dividends
and the distribution of assets upon dissolution,
liquidation or winding up of the affairs of the Fund.
The iMTP Shares of each Series shall have
preference with respect to the payment of dividends
and as to distribution of assets upon dissolution,
liquidation or winding up of the affairs of the Fund
over the Common Shares as set forth herein.
            (c)	No Holder of iMTP Shares
shall have, solely by reason of being such a Holder,
any preemptive or other right to acquire, purchase
or subscribe for any .iMTP Shares or Common
Shares or other securities of the Fund which it may
hereafter issue or sell.
      2.2	Dividends and Distributions.
            (a)	The Holders of iMTP Shares
of a Series shall be entitled to receive, when, as and
if declared by, or under authority granted by, the
Board of Trustees, out of funds legally available
therefor and in preference to dividends and other
distributions on Common Shares, cumulative cash
dividends and other distributions on each share of
such Series of iMTP Shares at the Dividend Rate
for such Series of iMTP Shares, calculated as set
forth herein, and no more. Dividends and other
distributions on the iMTP Shares of a Series shall
accumulate from the Date of Original Issue with
respect to such Series of iMTP Shares. The amount
of dividends per share payable on iMTP Shares of a
Series on any Dividend Payment Date shall equal
the sum of the dividends accumulated but not yet
paid for each Rate Period (or part thereof) in the
related Dividend Period. The amount of dividends
per share of a Series of iMTP Shares accumulated
for each such Rate Period (or part thereof) shall be
computed by (i) multiplying the Dividend Rate in
effect for iMTP Shares of such Series of iMTP
Shares for such Rate Period (or part thereof) by a
fraction, the numerator of which shall be the actual
number of days in such Rate Period (or part thereof)
and the denominator of which shall be the actual
number of days in the year in which such Rate
Period (or such part thereof) occurs (365 or 366)
and (ii) multiplying the product determined
pursuant to clause (i) by the Liquidation Preference
for a share of such Series of iMTP Shares.
            (b)	Dividends on iMTP Shares of
each Series with respect to any Dividend Period
shall be declared to the Holders of such shares as
their names shall appear on the registration books of
the Fund at the close of business on each day in
such Dividend Period and shall be paid as provided
in Section 2.2(f) hereof.
            (c)	(i)	No full dividends or
other distributions shall be declared or paid on
shares of a Series of iMTP Shares for any Dividend
Period or part thereof unless full cumulative
dividends and other distributions due through the
most recent dividend payment dates therefor for all
other outstanding Preferred Shares (including shares
of other Series of iMTP Shares) have been or
contemporaneously are declared and paid through
the most recent dividend payment dates therefor. If
full cumulative dividends and other distributions
due have not been declared and paid on all other
outstanding Preferred Shares of any series, any
dividends and other distributions being declared and
paid on iMTP Shares of each Series and such other
outstanding Preferred Shares will be declared and
paid as nearly pro rata as possible in proportion to
the respective amounts of dividends and other
distributions accumulated but unpaid on the shares
of each such series of Preferred Shares on the
relevant dividend payment date for such series. No
Holders of iMTP Shares shall be entitled to any
dividends and other distributions, whether payable
in cash, property or shares, in excess of full
cumulative dividends and other distributions as
provided in Article II of this Amendment on such
iMTP Shares.
      (ii)	No full dividends or other
distributions shall be declared or paid on other
Preferred Shares of the Fund for any dividend
period therefor or part thereof unless full
cumulative dividends and other distributions have
been or contemporaneously are declared and paid
on the iMTP Shares through the most recent
Dividend Payment Date for each Series of iMTP
Shares. If full cumulative dividends and other
distributions due have not been declared and paid
on the iMTP Shares through such most recent
Dividend Payment Dates, any dividends being
declared and paid upon the iMTP Shares and any
other Preferred Shares will be declared and paid as
nearly pro rata as possible in proportion to the
respective amounts of dividends and other
distributions accumulated but unpaid on the iMTP
Shares and each other Preferred Shares on the
relevant dividend payment dates therefor.
      (iii)	For so long as any iMTP Shares are
Outstanding, the Fund shall not: (x) declare or pay
any dividend or other distribution (other than a
dividend or distribution paid in Common Shares) in
respect of the Common Shares, (y) call for
redemption, redeem, purchase or otherwise acquire
for consideration any Common Shares, or (z) pay
any proceeds of the liquidation of the Fund in
respect of the Common Shares, unless, in each case,
(A) immediately thereafter, the Fund shall have
1940 Act Asset Coverage after deducting the
amount of such dividend or distribution or
redemption or purchase price or liquidation
proceeds, (B) all cumulative dividends and other
distributions on all iMTP Shares and all other series
of Preferred Shares ranking on a parity with the
iMTP Shares due on or prior to the date of the
applicable dividend, distribution, redemption,
purchase or acquisition shall have been declared
and paid (or shall have been declared and Deposit
Securities or sufficient funds (in accordance with
the terms of such Preferred Shares) for the payment
thereof shall have been deposited irrevocably with
the Agent or such other paying agent for such
Preferred Shares) and (C) the Fund shall have
deposited Deposit Securities pursuant to and in
accordance with the requirements of Section
2.5(d)(iii) hereof with respect to Outstanding iMTP
Shares of a Series to be redeemed pursuant to
Section 2.5(a) or Section 2.5(b) hereof for which a
Notice of Redemption shall have been given or shall
have been required to be given in accordance with
the terms hereof on or prior to the date of the
applicable dividend, distribution, redemption,
purchase or acquisition.
      (iv)	Any dividend payment made on
iMTP Shares of a Series shall first be credited
against the dividends and other distributions
accumulated with respect to the earliest Dividend
Period for such Series of iMTP Shares for which
dividends and other distributions have not been
paid.
            (d)	Not later than 12:00 noon,
New York City time, on the Dividend Payment
Date for a Series of iMTP Shares, the Fund shall
deposit with the Agent Deposit Securities having an
aggregate Market Value on such date sufficient to
pay the dividends and other distributions that are
payable on such Dividend Payment Date in respect
of such Series of iMTP Shares. The Fund may
direct the Agent with respect to the investment or
reinvestment of any such Deposit Securities so
deposited prior to the Dividend Payment Date,
provided that such investment consists exclusively
of Deposit Securities and provided further that the
proceeds of any such investment will be available as
same day funds at the opening of business on such
Dividend Payment Date.
            (e)	All Deposit Securities
deposited with the Agent for the payment of
dividends or other distributions payable on a Series
of iMTP Shares shall be held in trust for the
payment of such dividends or other distributions by
the Agent for the benefit of the Holders of such
Series of iMTP Shares entitled to the payment of
such dividends or other distributions pursuant to
Section 2.2(f). Any moneys paid to the Agent in
accordance with the foregoing but not applied by
the Agent to the payment of dividends or other
distributions, including interest earned on such
moneys while so held, will, to the extent permitted
by law, be repaid to the Fund as soon as possible
after the date on which such moneys were to have
been so applied, upon request of the Fund.
            (f)	Dividends on iMTP Shares of
a Series shall be paid on each Dividend Payment
Date for such Series of iMTP Shares to the Holders
of shares of such Series of iMTP Shares as their
names appear on the registration books of the Fund
at the close of business on the day immediately
preceding such Dividend Payment Date (or, if such
day is not a Business Day, the next preceding
Business Day). Dividends in arrears on iMTP
Shares of a Series for any past Dividend Period may
be declared and paid at any time, without reference
to any regular Dividend Payment Date, to the
Holders of shares of such Series of iMTP Shares as
their names appear on the registration books of the
Fund on such date, not exceeding fifteen (15)
calendar days preceding the payment date thereof,
as may be fixed by the Board of Trustees. No
interest or sum of money in lieu of interest will be
payable in respect of any dividend payment or
payments on iMTP Shares of a Series which are in
arrears.
            (g)	(i) 	The Dividend Rate on
a Series of iMTP Shares shall be adjusted to the
Increased Rate for each Increased Rate Period (as
hereinafter defined). Subject to the cure provisions
of Section 2.2(g)(iii), a Rate Period with respect to a
Series of iMTP Shares shall be deemed to be an
"Increased Rate Period" if, on the first day of such
Rate Period, (A) the Fund has failed to deposit with
the Agent by 12:00 noon, New York City time, on a
Dividend Payment Date for such Series of iMTP
Shares, Deposit Securities that will provide funds
available to the Agent on such Dividend Payment
Date sufficient to pay the full amount of any
dividend on such Series of iMTP Shares payable on
such Dividend Payment Date (a "Dividend
Default") and such Dividend Default has not ended
as contemplated by Section 2.2(g)(ii); (B) the Fund
has failed to deposit with the Agent by 12:00 noon,
New York City time, on an applicable Redemption
Date for such Series of iMTP Shares, Deposit
Securities that will provide funds available to the
Agent on such Redemption Date sufficient to pay
the full amount of the Redemption Price payable in
respect of such Series of iMTP Shares on such
Redemption Date (a "Redemption Default") and
such Redemption Default has not ended as
contemplated by Section 2.2(g)(ii); (C) (x) any
Rating Agency has withdrawn the credit rating
required to be maintained with respect to such
Series of iMTP Shares pursuant to Section 2.7 other
than due to the Rating Agency ceasing to rate tax-
exempt closed-end management investment
companies generally and such withdrawal is
continuing or (y) the Board of Trustees has
terminated the designation of a Rating Agency
without complying with the requirements of Section
2.7 and the iMTP Shares of such Series of iMTP
Shares are not then rated by at least two Rating
Agencies in accordance with Section 2.7; or (D) (i)
a court or other applicable governmental authority
has made a final determination that for U.S. federal
income tax purposes the iMTP Shares do not
qualify as equity in the Fund and (ii) such
determination results from an act or failure to act on
the part of the Fund (a "Tax Event").  For the
avoidance of doubt, no determination by any court
or other applicable governmental authority that
requires the Fund to make an Additional Amount
Payment in respect of a Taxable Allocation shall be
deemed to be a Tax Event hereunder.
      (ii)	Subject to the cure provisions of
Section 2.2(g)(iii), a Dividend Default or a
Redemption Default on a Series of iMTP Shares
shall end on the Business Day on which, by 12:00
noon, New York City time, Deposit Securities that
will provide an aggregate amount of same-day
funds equal to all unpaid dividends on such Series
of iMTP Shares and any unpaid Redemption Price
on such Series of iMTP Shares shall have been
deposited irrevocably in trust with the Agent.
      (iii)	No Increased Rate Period for a
Series of iMTP Shares with respect to any Dividend
Default or Redemption Default on such Series of
iMTP Shares shall be deemed to have commenced
if the amount of any dividend or any Redemption
Price due in respect of such Series of iMTP Shares
is deposited irrevocably in trust, in same-day funds,
with the Agent by 12:00 noon, New York City time,
on a Business Day that is not later than three (3)
Business Days after the applicable Dividend
Payment Date or Redemption Date for such Series
of iMTP Shares with respect to which such Default
occurred, together with an amount equal to the
Increased Rate on such Series of iMTP Shares
applied to the aggregate Liquidation Preference of
and for the period of such non-payment on the
shares of such Series of iMTP Shares, determined
as provided in Section 2.2(a).
            (h)	Reporting of Dividend Rate.
With respect to any Outstanding Series of iMTP
Shares, the Agent shall calculate, in accordance
with the terms hereof, the applicable Dividend Rate
for such Series of iMTP Shares for each Rate Period
(or portion thereof) in a Dividend Period and shall
provide notice thereof by Electronic Means to the
Fund by 5:00 p.m. (New York City time) on each
Rate Determination Date. Such notice shall set forth
the Index Rate and the Applicable Spread (which
may be the Applicable Spread for the Increased
Rate, if applicable, subject to the Fund's
compliance with the penultimate sentence of this
Section 2.2(h)) used in connection with the
calculation of the Dividend Rate for such Series of
iMTP Shares for each such Rate Period. In the event
that an Increased Rate Period is in effect for any
Rate Period for an Outstanding Series of iMTP
Shares (or the Increased Rate is otherwise in effect
for any portion of a Rate Period), the Fund will, as
soon as practicable, (i) make public disclosure via
press release of the effectiveness of the Increased
Rate for such Increased Rate Period (or portion of a
Rate Period) and (ii) provide notice thereof by
Electronic Means to the Agent. Such public
disclosure and notification to the Agent will
constitute the Fund's sole obligation with respect to
notification to any Person concerning the
effectiveness of the Increased Rate for any
Increased Rate Period (or portion of a Rate Period).
      2.3	Liquidation Rights.
            (a)	In the event of any
liquidation, dissolution or winding up of the affairs
of the Fund, whether voluntary or involuntary, the
Holders of iMTP Shares shall be entitled to receive
out of the assets of the Fund available for
distribution to shareholders, after satisfying claims
of creditors but before any distribution or payment
shall be made in respect of the Common Shares, a
liquidation distribution equal to the Liquidation
Preference for such shares, plus an amount equal to
all unpaid dividends and other distributions on such
shares accumulated to (but excluding) the date fixed
for such distribution or payment on such shares
(whether or not earned or declared by the Fund, but
without interest thereon), and such Holders shall be
entitled to no further participation in any
distribution or payment in connection with any such
liquidation, dissolution or winding up.
            (b)	If, upon any liquidation,
dissolution or winding up of the affairs of the Fund,
whether voluntary or involuntary, the assets of the
Fund available for distribution among the Holders
of all Outstanding iMTP Shares and any other
outstanding Preferred Shares shall be insufficient to
permit the payment in full to such Holders of the
Liquidation Preference of such iMTP Shares plus
accumulated and unpaid dividends and other
distributions on such shares as provided in Section
2.3(a) above and the amounts due upon liquidation
with respect to such other Preferred Shares, then
such available assets shall be distributed among the
Holders of such iMTP Shares and such other
Preferred Shares ratably in proportion to the
respective preferential liquidation amounts to which
they are entitled. In connection with any liquidation,
dissolution or winding up of the affairs of the Fund,
whether voluntary or involuntary, unless and until
the Liquidation Preference on each Outstanding
iMTP Share plus accumulated and unpaid dividends
and other distributions on such shares as provided in
Section 2.3(a) above have been paid in full to the
Holders of such shares, no dividends, distributions
or other payments will be made on, and no
redemption, purchase or other acquisition by the
Fund will be made by the Fund in respect of, the
Common Shares.
            (c)	Neither the sale of all or
substantially all of the property or business of the
Fund, nor the merger, consolidation or
reorganization of the Fund into or with any other
business or statutory trust, corporation or other
entity, nor the merger, consolidation or
reorganization of any other business or statutory
trust, corporation or other entity into or with the
Fund shall be a dissolution, liquidation or winding
up, whether voluntary or involuntary, for the
purpose of this Section 2.3.
      2.4	Coverage & Leverage Tests.
            (a)	Asset Coverage Requirement.
For so long as any iMTP Shares of a Series are
Outstanding, the Fund shall have Asset Coverage of
at least 225% as of the close of business on each
Business Day. If the Fund shall fail to maintain such
Asset Coverage as of any time as of which such
compliance is required to be determined as
aforesaid, the provisions of Section 2.5(b)(i) shall
be applicable, which provisions to the extent
complied with shall constitute the sole remedy for
the Fund's failure to comply with the provisions of
this Section 2.4(a).
            (b)	Calculation of Asset
Coverage. For purposes of determining whether the
requirements of Section 2.4(a) are satisfied, (i) no
iMTP Shares of a Series or other Preferred Shares
shall be deemed to be Outstanding for purposes of
any computation required by Section 2.4(a) if, prior
to or concurrently with such determination,
sufficient Deposit Securities or other sufficient
funds (in accordance with the terms of such Series
of iMTP Shares or other Preferred Shares) to pay
the full redemption price for such Series of iMTP
Shares or other Preferred Shares (or the portion
thereof to be redeemed) shall have been deposited
in trust with the Agent or the paying agent for such
Series of iMTP Shares or other Preferred Shares and
the requisite notice of redemption for such Series of
iMTP Shares or other Preferred Shares (or the
portion thereof to be redeemed) shall have been
given, and (ii) the Deposit Securities or other funds
that shall have been so deposited with the applicable
paying agent shall not be included as assets of the
Fund for purposes of such computation.
            (c)	Effective Leverage Ratio
Requirement. For so long as iMTP Shares of a
Series are Outstanding, the Effective Leverage
Ratio shall not exceed 45% (or 46% solely by
reason of fluctuations in the Market Value of the
Fund's portfolio securities) as of the close of
business on any Business Day. If the Effective
Leverage Ratio shall exceed the applicable
percentage provided in the preceding sentence as of
any time as of which such compliance is required to
be determined as aforesaid, the provisions of
Section 2.5(b)(ii) shall be applicable, which
provisions to the extent complied with shall
constitute the sole remedy for the Fund's failure to
comply with the provisions of this Section 2.4(c).
            (d)	Calculation of Effective
Leverage Ratio. For purposes of determining
whether the requirements of Section 2.4(c) are
satisfied, the "Effective Leverage Ratio" on any
date shall mean the quotient of:
      (i)	The sum of (A) the aggregate
liquidation preference of the Fund's "senior
securities" (as that term is defined in the 1940 Act)
that are stock for purposes of the 1940 Act, plus any
accumulated but unpaid dividends thereon,
excluding, without duplication, (1) any such senior
securities for which the Fund has issued a notice of
redemption and either has delivered Deposit
Securities or sufficient funds (in accordance with
the terms of such senior securities) to the Agent or
the paying agent for such senior securities or
otherwise has adequate Deposit Securities or
sufficient funds on hand for the purpose of such
redemption and (2) any such senior securities that
are to be redeemed with net proceeds from the sale
of the iMTP Shares, for which the Fund has
delivered Deposit Securities or sufficient funds (in
accordance with the terms of such senior securities)
to the Agent or the paying agent for such senior
securities or otherwise has adequate Deposit
Securities or sufficient funds on hand for the
purpose of such redemption; (B) the aggregate
principal amount of the Fund's "senior securities
representing indebtedness" (as that term is defined
in the 1940 Act), plus any accrued but unpaid
interest thereon; and (C) the aggregate principal
amount of floating rate securities not owned by the
Fund that correspond to the associated inverse
floating rate securities owned by the Fund; divided
by
      (ii)	The sum of (A) the Market Value of
the Fund's total assets (including amounts
attributable to senior securities, but excluding any
assets consisting of Deposit Securities or funds
referred to in clauses (A)(1) and (A)(2) of Section
2.4(d)(i) above), less the amount of the Fund's
accrued liabilities (other than liabilities for the
aggregate principal amount of senior securities
representing indebtedness, including floating rate
securities), and (B) the aggregate principal amount
of floating rate securities not owned by the Fund
that correspond to the associated inverse floating
rate securities owned by the Fund.
      2.5	Redemption. Each Series of iMTP
Shares shall be subject to redemption by the Fund
as provided below:
            (a)	Term Redemption. The Fund
shall redeem all iMTP Shares of a Series on the
Term Redemption Date for such Series of iMTP
Shares, at a price per share equal to the Liquidation
Preference per share of such Series of iMTP Shares
plus an amount equal to all unpaid dividends and
other distributions on such share of such Series of
iMTP Shares accumulated from and including the
Date of Original Issue to (but excluding) the Term
Redemption Date for such Series of iMTP Shares
(whether or not earned or declared by the Fund, but
excluding interest thereon) (the "Term Redemption
Price").
            (b)	Asset Coverage and Effective
Leverage Ratio Mandatory Redemption.
      (i)	Asset Coverage Mandatory
Redemption. (A) If the Fund fails to comply with
the Asset Coverage requirement as provided in
Section 2.4(a) as of any time as of which such
compliance is required to be determined in
accordance with Section 2.4(a) and such failure is
not cured as of the Asset Coverage Cure Date other
than as a result of the redemption required by this
Section 2.5(b)(i), the Fund shall, to the extent
permitted by the 1940 Act and Massachusetts law,
by the close of business on the Business Day next
following such Asset Coverage Cure Date, cause a
notice of redemption to be issued in accordance
with the terms of those Preferred Shares to be
redeemed pursuant to this Section 2.5(b)(i).  In
addition, in accordance with the terms of the
Preferred Shares to be redeemed, the Fund shall
cause to be deposited Deposit Securities or other
sufficient funds in trust with the Agent or other
applicable paying agent, for the redemption of a
sufficient number of Preferred Shares, which at the
Fund's sole option (to the extent permitted by the
1940 Act and Massachusetts law) may include any
number or proportion of iMTP Shares of a Series, to
enable it to meet the requirements of
Section 2.5(b)(i)(B). In the event that any iMTP
Shares of a Series then Outstanding are to be
redeemed pursuant to this Section 2.5(b)(i), the
Fund shall redeem such shares at a price per share
equal to the Liquidation Preference per share of
such Series of iMTP Shares plus an amount equal to
all unpaid dividends and other distributions on such
share of such Series of iMTP Shares accumulated
from and including the Date of Original Issue to
(but excluding) the date fixed for such redemption
by the Board of Trustees (whether or not earned or
declared by the Fund, but excluding interest
thereon) (the "Mandatory Redemption Price").
      (B)	On the Redemption Date for a
redemption contemplated by Section 2.5(b)(i)(A),
the Fund shall redeem at the Mandatory
Redemption Price, out of funds legally available
therefor, such number of Preferred Shares (which
may include at the sole option of the Fund any
number or proportion of iMTP Shares of a Series)
as shall be equal to the lesser of (x) the minimum
number of Preferred Shares, the redemption of
which, if deemed to have occurred immediately
prior to the opening of business on the Asset
Coverage Cure Date, would result in the Fund
having Asset Coverage on such Asset Coverage
Cure Date of at least 225% (provided, however, that
if there is no such minimum number of iMTP
Shares and other Preferred Shares the redemption or
retirement of which would have such result, all
iMTP Shares and other Preferred Shares then
outstanding shall be redeemed), and (y) the
maximum number of Preferred Shares that can be
redeemed out of funds expected to be legally
available therefor in accordance with the
Declaration, the By-laws and applicable law.
Notwithstanding the foregoing, in the event that
Preferred Shares are redeemed pursuant to this
Section 2.5(b)(i), the Fund may at its sole option,
but is not required to, redeem a sufficient number of
iMTP Shares of a Series pursuant to this Section
2.5(b)(i) that, when aggregated with other Preferred
Shares redeemed by the Fund, would result, if
deemed to have occurred immediately prior to the
opening of business on the Asset Coverage Cure
Date, in the Fund having Asset Coverage on such
Asset Coverage Cure Date of up to and including
250%. The Fund shall effect such redemption on the
date fixed by the Fund therefor, which date shall not
be later than thirty (30) calendar days after such
Asset Coverage Cure Date, except that if the Fund
does not have funds legally available for the
redemption of all of the required number of iMTP
Shares and other Preferred Shares which have been
designated to be redeemed or the Fund otherwise is
unable to effect such redemption on or prior to
thirty (30) calendar days after such Asset Coverage
Cure Date, the Fund shall redeem those iMTP
Shares and other Preferred Shares which it was
unable to redeem on the earliest practicable date on
which it is able to effect such redemption. If fewer
than all of the Outstanding iMTP Shares of a Series
are to be redeemed pursuant to this Section
2.5(b)(i), the number of iMTP Shares of such Series
of iMTP Shares to be redeemed from the respective
Holders shall be determined (A) pro rata among the
Outstanding shares of such Series of iMTP Shares,
(B) by lot or (C) in such other manner as the Board
of Trustees may determine to be fair and equitable
and that is in accordance with the 1940 Act;
provided, in each such case, that such method of
redemption as set forth in this Section 2.5(b)(i)(B)
shall be subject to any applicable procedures
established by the Securities Depository.
      (ii)	Effective Leverage Ratio Mandatory
Redemption. (A) If the Fund fails to comply with
the Effective Leverage Ratio requirement as
provided in Section 2.4(c) as of any time as of
which such compliance is required to be determined
in accordance with Section 2.4(c) and such failure is
not cured as of the close of business on the date that
is seven Business Days following the Business Day
on which such non-compliance is first determined
(the "Effective Leverage Ratio Cure Date") other
than as a result of the redemption or other
transactions required by this Section 2.5(b)(ii), the
Fund shall cause the Effective Leverage Ratio
(determined in accordance with the requirements
applicable to the determination of the Effective
Leverage Ratio under this Amendment and under
the Appendix for any applicable Series of iMTP
Shares in respect of which the Effective Leverage
Ratio is being determined) to not exceed the
Effective Leverage Ratio required under Section
2.4(c) (without giving effect to the parenthetical
provision in the first sentence of Section 2.4(c)) as
so determined by (x) not later than the close of
business on the Business Day next following the
Effective Leverage Ratio Cure Date, engaging in
transactions involving or relating to the floating rate
securities not owned by the Fund and/or the inverse
floating rate securities owned by the Fund,
including the purchase, sale or retirement thereof,
(y) to the extent permitted by the 1940 Act and
Massachusetts law, not later than the close of
business on the Business Day next following the
Effective Leverage Ratio Cure Date, causing
notices of redemption to be issued, and causing to
be deposited Deposit Securities or other sufficient
funds in trust with the Agent or other applicable
paying agent, in each case in accordance with the
terms of the Preferred Shares to be redeemed, for
the redemption of a sufficient number of Preferred
Shares, which at the Fund's sole option (to the
extent permitted by the 1940 Act and Massachusetts
law) may include any number or proportion of
iMTP Shares of a Series, or (z) engaging in any
combination of the actions contemplated by clauses
(x) and (y) of this Section 2.5(b)(ii)(A). In the event
that any iMTP Shares of a Series are to be redeemed
pursuant to clause (y) of this Section 2.5(b)(ii)(A),
the Fund shall redeem such iMTP Shares at a price
per iMTP Share equal to the Mandatory
Redemption Price.
      (B)	On the Redemption Date for a
redemption contemplated by clause (y) of Section
2.5(b)(ii)(A), the Fund shall not redeem more than
the maximum number of Preferred Shares that can
be redeemed out of funds expected to be legally
available therefor in accordance with the
Declaration, the By-laws and applicable law. If the
Fund is unable to redeem the required number of
iMTP Shares and other Preferred Shares which have
been designated to be redeemed in accordance with
clause (y) of Section 2.5(b)(ii)(A) due to the
unavailability of legally available funds, the Fund
shall redeem those iMTP Shares and other Preferred
Shares which it was unable to redeem on the earliest
practicable date on which it is able to effect such
redemption. If fewer than all of the Outstanding
iMTP Shares of a Series are to be redeemed
pursuant to clause (y) of Section 2.5(b)(ii)(A), the
number of iMTP Shares of such Series of iMTP
Shares to be redeemed shall be redeemed (A) pro
rata among the Outstanding shares of such Series of
iMTP Shares, (B) by lot or (C) in such other manner
as the Board of Trustees may determine to be fair
and equitable and that is in accordance with the
1940 Act; provided, in each such case, that such
method of redemption as set forth in this
Section 2.5(b)(ii)(B) shall be subject to any
applicable procedures established by the Securities
Depository.
            (c)	Optional Redemption.
      (i)	Subject to the provisions of Section
2.5(c)(ii), the Fund may at its option on any
Business Day following the expiration of the Non-
Call Period for a Series of iMTP Shares (any such
Business Day referred to above in this sentence, an
"Optional Redemption Date") redeem in whole or
from time to time in part the Outstanding iMTP
Shares of a Series, at a redemption price per iMTP
Share (the "Optional Redemption Price") equal to
(x) the Liquidation Preference per iMTP Share of
such Series of iMTP Shares plus (y) an amount
equal to all unpaid dividends and other distributions
on such iMTP Share of such Series of iMTP Shares
accumulated from and including the Date of
Original Issue to (but excluding) the Optional
Redemption Date (whether or not earned or
declared by the Fund, but without interest thereon)
plus (z) the Optional Redemption Premium per
share (if any) that is applicable to an optional
redemption of iMTP Shares of such Series of iMTP
Shares that is effected on such Optional
Redemption Date as set forth in the Appendix
relating to such Series of iMTP Shares.
      (ii)	If fewer than all of the outstanding
iMTP Shares of a Series are to be redeemed
pursuant to Section 2.5(c)(i), the shares of such
Series of iMTP Shares to be redeemed shall be
selected either (A) pro rata among such Series of
iMTP Shares, (B) by lot or (C) in such other manner
as the Board of Trustees may determine to be fair
and equitable and that is in accordance with the
1940 Act. Subject to the provisions of this
Amendment and applicable law, the Board of
Trustees will have the full power and authority to
prescribe the terms and conditions upon which
iMTP Shares will be redeemed pursuant to this
Section 2.5(c) from time to time.
      (iii)	The Fund may not on any date
deliver a Notice of Redemption pursuant to Section
2.5(d) in respect of a redemption contemplated to be
effected pursuant to this Section 2.5(c) unless on
such date the Fund has available Deposit Securities
for the Optional Redemption Date contemplated by
such Notice of Redemption having a Market Value
not less than the aggregate Optional Redemption
Price due to all Holders of iMTP Shares to be
redeemed pursuant to Section 2.5(c)(i).
      (iv)	For the avoidance of doubt, any
iMTP Shares redeemed at the sole option of the
Fund pursuant to the second sentence of Section
2.5(b)(i)(B) in excess of the minimum number of
Preferred Shares the redemption of which, if
deemed to have occurred immediately prior to the
opening of business on the Asset Coverage Cure
Date, would result in the Fund having Asset
Coverage on such Asset Coverage Cure Date of at
least 225% but not greater than 250%: (A) will not
be subject to any Optional Redemption Premium
and (B) may be redeemed during the Non-Call
Period.
            (d)	Procedures for Redemption.
      (i)	If the Fund shall determine to
redeem, in whole or in part, iMTP Shares of a
Series pursuant to Section 2.5(c), the Fund shall
deliver a preliminary notice of redemption (the
"Preliminary Notice of Redemption"), by overnight
delivery, by first class mail, postage prepaid or by
Electronic Means to Holders thereof, or request the
Agent, on behalf of the Fund, to promptly do so by
overnight delivery, by first class mail, postage
prepaid or by Electronic Means. A Preliminary
Notice of Redemption shall be provided not more
than forty-five (45) calendar days prior to the
anticipated optional redemption date specified in
such Preliminary Notice of Redemption. Each such
Preliminary Notice of Redemption shall state: (A)
the date on which the optional redemption is
anticipated to occur; (B) the Series and number of
iMTP Shares expected to be redeemed; (C) the
CUSIP number for iMTP Shares of such Series of
iMTP Shares; and (D) the provisions of this
Amendment under which such redemption is
expected to be made. If fewer than all iMTP Shares
held by any Holder are expected to be redeemed,
the Preliminary Notice of Redemption delivered to
such Holder shall also specify the number of iMTP
Shares expected to be redeemed from such Holder
and/or the method of determining such number. The
Fund may provide in any Preliminary Notice of
Redemption relating to an optional redemption
contemplated to be effected pursuant to Section
2.5(c) of this Amendment that such redemption is
subject to one or more conditions precedent and that
the Fund shall not be required to effect such
redemption unless each such condition has been
satisfied at the time or times and in the manner
specified in such Preliminary Notice of
Redemption. No defect in the Preliminary Notice of
Redemption or delivery thereof shall affect the
validity of redemption proceedings, except as
required by applicable law.
      (ii)	If the Fund shall determine or be
required to redeem, in whole or in part, iMTP
Shares of a Series pursuant to Section 2.5(a), (b) or
(c), the Fund shall deliver a notice of redemption
(the "Notice of Redemption") with respect to any
redemption pursuant to Section 2.5(a), (b) or (c), by
overnight delivery, by first class mail, postage
prepaid or by Electronic Means to Holders thereof,
or request the Agent, on behalf of the Fund, to
promptly do so by overnight delivery, by first class
mail, postage prepaid or by Electronic Means. A
Notice of Redemption shall be provided not more
than forty-five (45) calendar days and not less than
ten (10) calendar days prior to the date fixed for
redemption pursuant to Section 2.5(a), (b) or (c) in
such Notice of Redemption (the "Redemption
Date"). Each such Notice of Redemption shall state:
(A) the Redemption Date; (B) the Series and
number of iMTP Shares to be redeemed; (C) the
CUSIP number for iMTP Shares of such Series of
iMTP Shares; (D) the applicable Redemption Price
on a per share basis; (E) if applicable, the place or
places where the certificate(s) for such shares
(properly endorsed or assigned for transfer, if the
Board of Trustees requires and the Notice of
Redemption states) are to be surrendered for
payment of the Redemption Price; (F) that
dividends on the iMTP Shares to be redeemed will
cease to accumulate from and after such
Redemption Date; and (G) the provisions of this
Amendment under which such redemption is made.
If fewer than all iMTP Shares held by any Holder
are to be redeemed, the Notice of Redemption
delivered to such Holder shall also specify the
number of iMTP Shares to be redeemed from such
Holder and/or the method of determining such
number. The Fund may provide in any Notice of
Redemption relating to an optional redemption
contemplated to be effected pursuant to
Section 2.5(c) of this Amendment that such
redemption is subject to one or more conditions
precedent and that the Fund shall not be required to
effect such redemption unless each such condition
has been satisfied at the time or times and in the
manner specified in such Notice of Redemption. No
defect in the Notice of Redemption or delivery
thereof shall affect the validity of redemption
proceedings, except as required by applicable law.
      (iii)	If the Fund shall give a Notice of
Redemption, then at any time from and after the
giving of such Notice of Redemption and prior to
12:00 noon, New York City time, on the
Redemption Date (so long as any conditions
precedent to such redemption have been met or
waived by the Fund), the Fund shall (A) deposit
with the Agent Deposit Securities having an
aggregate Market Value on the date thereof no less
than the Redemption Price of the iMTP Shares to be
redeemed on the Redemption Date and (B) give the
Agent irrevocable instructions and authority to pay
the applicable Redemption Price to the Holders of
the iMTP Shares called for redemption on the
Redemption Date. The Fund may direct the Agent
with respect to the investment of any Deposit
Securities consisting of cash so deposited prior to
the Redemption Date, provided that the proceeds of
any such investment shall be available at the
opening of business on the Redemption Date as
same day funds. Notwithstanding the provisions of
clause (A) of the preceding sentence, if the
Redemption Date is the Term Redemption Date,
then such deposit of Deposit Securities (which may
come in whole or in part from the Term
Redemption Liquidity Account) shall be made no
later than fifteen (15) calendar days prior to the
Term Redemption Date.
      (iv)	Upon the date of the deposit of such
Deposit Securities, all rights of the Holders of the
iMTP Shares so called for redemption shall cease
and terminate except the right of the Holders thereof
to receive the Redemption Price thereof and such
iMTP Shares shall no longer be deemed
Outstanding for any purpose whatsoever (other than
(A) the transfer thereof prior to the applicable date
of redemption of the iMTP Shares and (B) the
accumulation of dividends and other distributions
thereon in accordance with the terms hereof up to
(but excluding) such applicable date of redemption,
which accumulated dividends and other
distributions, unless previously declared and paid as
contemplated by the last sentence of Section
2.5(d)(vii) below, shall be payable only as part of
the applicable Redemption Price on the date of
redemption of the iMTP Shares). The Fund shall be
entitled to receive, promptly after the date of
redemption of the iMTP Shares, any Deposit
Securities in excess of the aggregate Redemption
Price of the iMTP Shares called for redemption on
the Redemption Date. Any Deposit Securities so
deposited that are unclaimed at the end of three
hundred and sixty five (365) calendar days from the
date of redemption of the iMTP Shares shall, to the
extent permitted by law, be repaid to the Fund upon
receipt by the Agent of a written instruction from
the Fund therefor, after which the Holders of the
iMTP Shares so called for redemption shall look
only to the Fund for payment of the Redemption
Price thereof. The Fund shall be entitled to receive,
from time to time after the Redemption Date, any
interest on the Deposit Securities so deposited.
      (v)	On or after the Redemption Date,
each Holder of iMTP Shares in certificated form (if
any) that are subject to redemption shall surrender
the certificate(s) evidencing such iMTP Shares to
the Fund at the place designated in the Notice of
Redemption and shall then be entitled to receive the
Redemption Price for such iMTP Shares, without
interest, and in the case of a redemption of fewer
than all the iMTP Shares represented by such
certificate(s), a new certificate representing the
iMTP Shares that were not redeemed.
      (vi)	Notwithstanding the other provisions
of this Section 2.5, except as otherwise required by
law, (A) the Fund shall not redeem any iMTP
Shares or other series of Preferred Shares unless all
accumulated and unpaid dividends and other
distributions on all Outstanding iMTP Shares and
shares of other series of Preferred Shares for all
applicable past dividend periods (whether or not
earned or declared by the Fund) (x) shall have been
or are contemporaneously paid or (y) shall have
been or are contemporaneously declared and
Deposit Securities or sufficient funds (in accordance
with the terms of such Preferred Shares for the
payment of such dividends and other distributions)
shall have been or are contemporaneously deposited
with the Agent or other applicable paying agent for
such Preferred Shares in accordance with the terms
of such Preferred Shares and (B) if, as of the
Redemption Date for a Series of iMTP Shares, any
redemption required with respect to any other
outstanding Preferred Shares (including shares of
other Series of iMTP Shares) ranking on a parity
with such Series of iMTP Shares (x) shall not have
been made on the redemption date therefor or is not
contemporaneously made on the Redemption Date
or (y) shall not have been or is not
contemporaneously noticed and Deposit Securities
or sufficient funds or securities (in accordance with
the terms of such iMTP Shares or other Preferred
Shares) for the payment of such redemption shall
not have been or are not contemporaneously
deposited with the Agent or other applicable paying
agent for such other iMTP Shares or other Preferred
Shares in accordance with the terms of such other
iMTP Shares or other Preferred Shares, then any
redemption required hereunder shall be made as
nearly as possible on a pro rata basis with all other
Preferred Shares then required to be redeemed (or in
respect of which securities or funds for redemption
are required to be deposited) in accordance with the
terms of such Preferred Shares, and the number of
shares of such Series of iMTP Shares to be
redeemed from the respective Holders shall be
determined pro rata among the Outstanding shares
of such Series of iMTP Shares or in such other
manner as the Board of Trustees may determine to
be fair and equitable and that is in accordance with
the 1940 Act; provided, in each such case, that such
method of redemption as set forth in this Section
2.5(d)(vi)(B) shall be subject to any applicable
procedures established by the Securities Depository,
and provided further, however, that the foregoing
shall not prevent the purchase or acquisition of
Outstanding iMTP Shares pursuant to an otherwise
lawful purchase or exchange offer made on the
same terms to Holders of all Outstanding iMTP
Shares and any other series of Preferred Shares for
which all accumulated and unpaid dividends and
other distributions have not been paid or for which
required redemptions have not been made.
      (vii)	To the extent that any redemption for
which Notice of Redemption has been provided is
not made by reason of the absence of legally
available funds therefor in accordance with the
Declaration, the By-laws and applicable law, such
redemption shall be made as soon as practicable
and, if applicable, in accordance with subparagraph
(vi) above, to the extent such funds become
available. In the case of any redemption pursuant to
Section 2.5(c), no Redemption Default shall be
deemed to have occurred if the Fund shall fail to
deposit in trust with the Agent Deposit Securities
having an aggregate Market Value on the date
thereof of no less than the Redemption Price with
respect to any shares where (1) the Notice of
Redemption relating to such redemption provided
that such redemption was subject to one or more
conditions precedent and (2) any such condition
precedent shall not have been satisfied at the time or
times and in the manner specified in such Notice of
Redemption. Notwithstanding the fact that a
Preliminary Notice of Redemption or Notice of
Redemption has been provided with respect to any
iMTP Shares, dividends shall be declared and paid
on such iMTP Shares in accordance with their terms
regardless of whether Deposit Securities for the
payment of the Redemption Price of such iMTP
Shares shall have been deposited in trust with the
Agent for that purpose.
      (viii)	Notwithstanding anything to the
contrary herein or in any Preliminary Notice of
Redemption or Notice of Redemption, if the Fund
shall not have redeemed iMTP Shares on the
applicable Redemption Date, the Holders of the
iMTP Shares subject to redemption shall continue
to be entitled to (a) receive dividends on such iMTP
Shares accumulated at the Dividend Rate for the
period from, and including, such Redemption Date
through, but excluding, the date on which such
iMTP Shares are actually redeemed and such
dividends, to the extent accumulated, but unpaid,
during such period (whether or not earned or
declared but without interest thereon), together with
any Additional Amount Payment applicable thereto,
shall be included in the Redemption Price for such
iMTP Shares and (b) transfer the iMTP Shares prior
to the date on which such iMTP Shares are actually
redeemed, provided that all other rights of Holders
of such iMTP Shares shall have terminated upon the
date of deposit of Deposit Securities in accordance
with and as provided in Sections 2.5(d)(iii) and
2.5(d)(iv).
            (e)	Agent as Trustee of
Redemption Payments by Fund. All Deposit
Securities transferred to the Agent for payment of
the Redemption Price of iMTP Shares called for
redemption shall be held in trust by the Agent for
the benefit of Holders of iMTP Shares so to be
redeemed until paid to such Holders in accordance
with the terms hereof or returned to the Fund in
accordance with the provisions of Section 2.5(d)(iv)
above.
            (f)	Compliance With Applicable
Law. In effecting any redemption pursuant to this
Section 2.5, the Fund shall use its best efforts to
comply with all applicable conditions precedent to
effecting such redemption under the 1940 Act and
any applicable law, but shall effect no redemption
except in accordance with the 1940 Act and any
applicable law.
            (g)	Modification of Redemption
Procedures. Notwithstanding the foregoing
provisions of this Section 2.5, the Fund may, in its
sole discretion and without a shareholder vote,
modify the procedures set forth above with respect
to notification of redemption for the iMTP Shares
(other than the ten-calendar-day minimum notice
period set forth in Section 2.5(d)(ii)), provided that
such modification does not materially and adversely
affect the Holders of the iMTP Shares or cause the
Fund to violate any applicable law, rule or
regulation; and provided further that no such
modification shall in any way alter the rights or
obligations of the Agent without its prior consent.
      2.6	Voting Rights.
            (a)	One Vote Per iMTP Share.
Except as otherwise provided in the Declaration or
as otherwise required by law, (i) each Holder of
iMTP Shares shall be entitled to one vote for each
iMTP Share held by such Holder on each matter
submitted to a vote of shareholders of the Fund, and
(ii) the holders of outstanding Preferred Shares,
including Outstanding iMTP Shares, and Common
Shares shall vote together as a single class;
provided, however, that the holders of outstanding
Preferred Shares, including Outstanding iMTP
Shares, shall be entitled, as a class, to the exclusion
of the Holders of all other securities and Common
Shares of the Fund, to elect two trustees of the Fund
at all times.  Two of the existing trustees as of the
date of this Amendment will be designated by the
trustees as of that date as the initial trustees elected
by the holders of the outstanding Preferred Shares.
Subject to Section 2.6(b), the Holders of
outstanding Common Shares and Preferred Shares,
including iMTP Shares, voting together as a single
class, shall elect the balance of the trustees.
            (b)	Voting For Additional
Trustees.
      (i)	Voting Period. During any period in
which any one or more of the conditions described
in clauses (A) or (B) of this Section 2.6(b)(i)  shall
exist (such period being referred to herein as a
"Voting Period"), the number of trustees
constituting the Board of Trustees shall be
automatically increased by the smallest number
that, when added to the two trustees elected
exclusively by the Holders of Preferred Shares,
including iMTP Shares, would constitute a majority
of the Board of Trustees as so increased by such
smallest number; and the Holders of Preferred
Shares, including iMTP Shares, shall be entitled,
voting as a class on a one-vote-per-share basis (to
the exclusion of the Holders of all other securities
and classes of capital stock of the Fund), to elect
such smallest number of additional trustees,
together with the two trustees that such Holders are
in any event entitled to elect. A Voting Period shall
commence:
      (A)	if, at the close of business on any
dividend payment date for any outstanding
Preferred Shares including any Outstanding iMTP
Shares, accumulated dividends (whether or not
earned or declared) on such outstanding Preferred
Shares equal to at least two (2) full years' dividends
shall be due and unpaid and sufficient cash or
specified securities shall not have been deposited
with the Agent or other applicable paying agent for
the payment of such accumulated dividends; or
      (B)	if at any time Holders of Preferred
Shares are otherwise entitled under the 1940 Act to
elect a majority of the Board of Trustees.
            A Voting Period shall terminate
upon all of the foregoing conditions ceasing to
exist. Upon the termination of a Voting Period, the
voting rights described in this Section  2.6(b)(i)
shall cease, subject always, however, to the
revesting of such voting rights in the Holders of
Preferred Shares upon the further occurrence of any
of the events described in this Section 2.6(b)(i).
      (ii)	Notice of Special Meeting. As soon
as practicable after the accrual of any right of the
Holders of Preferred Shares to elect additional
trustees as described in Section 2.6(b)(i), the Fund
shall call a special meeting of such Holders and
notify the Agent and/or such other Person as is
specified in the terms of such Preferred Shares to
receive notice and shall arrange to deliver (i) by
mailing or delivery by Electronic Means or (ii) in
such other manner and by such other means as are
specified in the terms of such Preferred Shares, a
notice of such special meeting to such Holders, such
meeting to be held not less than ten (10) nor more
than thirty (30) calendar days after the date of the
delivery by Electronic Means or mailing of such
notice or the delivery of such notice by such other
means as are described in clause (ii) above. If the
Fund fails to call such a special meeting, it may be
called at the expense of the Fund by any such
Holder on like notice. The record date for
determining the Holders of Preferred Shares entitled
to notice of and to vote at such special meeting shall
be the close of business on the fifth (5th) Business
Day preceding the calendar day on which such
notice is mailed or otherwise delivered. At any such
special meeting and at each meeting of Holders of
Preferred Shares held during a Voting Period at
which trustees are to be elected, such Holders
voting together as a class (to the exclusion of the
Holders of all other securities and classes of capital
stock of the Fund), shall be entitled to elect the
number of trustees prescribed in Section 2.6(b)(i) on
a one-vote-per-share basis.
      (iii)	Terms of Office of Existing Trustees.
The terms of office of the incumbent trustees of the
Fund at the time of a special meeting of Holders of
Preferred Shares to elect additional trustees in
accordance with Section 2.6(b)(i) shall not be
affected by the election at such meeting by the
Holders of iMTP Shares and such other Holders of
Preferred Shares of the number of trustees that they
are entitled to elect, and the trustees so elected by
the Holders of iMTP Shares and such other Holders
of Preferred Shares, together with the two (2)
trustees elected by the Holders of Preferred Shares
in accordance with Section 2.6(a) hereof and the
remaining trustees elected by the holders of the
Common Shares and Preferred Shares, shall
constitute the duly elected trustees of the Fund.
      (iv)	Terms of Office of Certain Trustees
to Terminate Upon  Termination of Voting Period.
Simultaneously with the termination of a Voting
Period, the terms of office of the additional trustees
elected by the Holders of Preferred Shares pursuant
to Section 2.6(b)(i) shall terminate, the remaining
trustees shall constitute the trustees of the Fund and
the voting rights of the Holders of Preferred Shares
to elect additional trustees pursuant to
Section 2.6(b)(i) shall cease, subject to the
provisions of the last sentence of Section 2.6(b)(i).
            (c)	Holders of iMTP Shares to
Vote on Certain Matters.
      (i)	Certain Amendments Requiring
Approval of iMTP Shares. Except as otherwise
permitted by the terms of this Amendment, so long
as any iMTP Shares are Outstanding, the Fund shall
not, without the affirmative vote or consent of the
Holders of at least a majority of the iMTP Shares
subject to this Amendment Outstanding at the time,
voting together as a separate class, amend, alter or
repeal the provisions of the Declaration or this
Amendment, whether by merger, consolidation or
otherwise, so as to materially and adversely affect
any preference, right or power of such iMTP Shares
or the Holders thereof; provided, however, that (i) a
change in the capitalization of the Fund in
accordance with Section 2.8 hereof shall not be
considered to materially and adversely affect the
rights and preferences of the iMTP Shares and (ii) a
division of an iMTP Share shall be deemed to
materially and adversely affect such preferences,
rights or powers only if the terms of such division
materially and adversely affect the Holders of the
iMTP Shares. For purposes of the foregoing, no
matter shall be deemed to materially and adversely
affect any preference, right or power of an iMTP
Share of any Series of iMTP Shares or the Holder
thereof unless such matter (i) alters or abolishes any
preferential right of such iMTP Share or (ii) creates,
alters or abolishes any right in respect of
redemption of such iMTP Share (other than as a
result of a division of an iMTP Share). So long as
any iMTP Shares are Outstanding, the Fund shall
not, without the affirmative vote or consent of at
least 66 2/3% of the Holders of the iMTP Shares
Outstanding at the time, voting as a separate class,
file a voluntary application for relief under Federal
bankruptcy law or any similar application under
state law for so long as the Fund is solvent and does
not foresee becoming insolvent. For the avoidance
of doubt, no vote of the holders of Common Shares
shall be required to amend, alter or repeal the
provisions of this Amendment, including any
Appendix hereto.
      (ii)	1940 Act Matters. Unless a higher
percentage is provided for in the Declaration, the
affirmative vote of the Holders of at least "a
majority of the outstanding Preferred Shares"
including iMTP Shares Outstanding at the time,
voting as a separate class, shall be required (A) to
approve any conversion of the Fund from a closed-
end to an open-end investment company, (B) to
approve any plan of reorganization (as such term is
used in the 1940 Act) adversely affecting such
shares, or (C) to approve any other action requiring
a vote of security holders of the Fund under Section
13(a) of the 1940 Act. For purposes of the
foregoing, the vote of a "majority of the outstanding
Preferred Shares" means the vote at an annual or
special meeting duly called of (i) sixty-seven
percent (67%) or more of such shares present at a
meeting, if the Holders of more than fifty percent
(50%) of such shares are present or represented by
proxy at such meeting, or (ii) more than fifty
percent (50%) of such shares, whichever is less.
      (iii)	Certain Amendments Requiring
Approval of Specific  Series of iMTP Shares.
Except as otherwise permitted by the terms of this
Amendment, so long as any iMTP Shares of a
Series are Outstanding, the Fund shall not, without
the affirmative vote or consent of the Holders of at
least a majority of the iMTP Shares of such Series
of iMTP Shares Outstanding at the time, voting as a
separate class, amend, alter or repeal the provisions
of the Appendix relating to such Series of iMTP
Shares, whether by merger, consolidation or
otherwise, so as to materially and adversely affect
any preference, right or power set forth in such
Appendix of the iMTP Shares of such Series of
iMTP Shares or the Holders thereof; provided,
however, that (i) a change in the capitalization of
the Fund in accordance with Section 2.8 hereof
shall not be considered to materially and adversely
affect the rights and preferences of the iMTP Shares
of such Series of iMTP Shares and (ii) a division of
an iMTP Share shall be deemed to materially and
adversely affect such preferences, rights or powers
only if the terms of such division materially and
adversely affect the Holders of the iMTP Shares of
such Series of iMTP Shares; and provided, further,
that no amendment, alteration or repeal of (1) the
obligation of the Fund to (x) pay the Term
Redemption Price on the Term Redemption Date
for a Series of iMTP Shares, (y) accumulate
dividends at the Dividend Rate (as set forth in this
Amendment and the applicable Appendix hereto)
for such Series of iMTP Shares, or (z) pay the
Optional Redemption Premium (if any) provided for
in the Appendix for such Series of iMTP Shares or
(2) the provisions of the Appendix for such Series
of iMTP Shares setting forth the Liquidation
Preference for the iMTP Shares of such Series of
iMTP Shares shall be effected without, in each case,
the prior unanimous vote or consent of the Holders
of such Series of iMTP Shares. For purposes of the
foregoing, no matter shall be deemed to materially
and adversely affect any preference, right or power
of an iMTP Share of a Series or the Holder thereof
unless such matter (i) alters or abolishes any
preferential right of such iMTP Share or (ii) creates,
alters or abolishes any right in respect of
redemption of such iMTP Share. For the avoidance
of doubt, no vote of the holders of Common Shares
shall be required to amend, alter or repeal the
provisions of this Amendment, including any
Appendix hereto.
            (d)	Voting Rights Set Forth
Herein Are Sole Voting Rights. Unless otherwise
required by law or the Declaration, the Holders of
iMTP Shares shall not have any relative rights or
preferences or other special rights with respect to
voting such iMTP Shares other than those
specifically set forth in this Section 2.6.
            (e)	No Cumulative Voting. The
Holders of iMTP Shares shall have no rights to
cumulative voting.
            (f)	Voting for Trustees Sole
Remedy for Fund's Failure to Declare or Pay
Dividends. In the event that the Fund fails to declare
any dividends or pay any dividends on any Series of
iMTP Shares on the Dividend Payment Date
therefor, the exclusive remedy of the Holders of the
iMTP Shares shall be the right to vote for trustees
pursuant to the provisions of this Section 2.6.
Nothing in this Section 2.6(f) shall be deemed to
affect the obligation of the Fund to accumulate and,
if permitted by applicable law, the Declaration and
this Amendment, pay dividends at the Increased
Rate in the circumstances contemplated by Section
2.2(g) hereof.
            (g)	Holders Entitled to Vote. For
purposes of determining any rights of the Holders of
iMTP Shares to vote on any matter, whether such
right is created by this Amendment, by the
Declaration, by statute or otherwise, no Holder of
iMTP Shares shall be entitled to vote any iMTP
Share and no iMTP Share shall be deemed to be
"Outstanding" for the purpose of voting or
determining the number of shares required to
constitute a quorum if, prior to or concurrently with
the time of determination of shares entitled to vote
or the time of the actual vote on the matter, as the
case may be, the requisite Notice of Redemption
with respect to such iMTP Share shall have been
given in accordance with this Amendment and
Deposit Securities for the payment of the
Redemption Price of such iMTP Share shall have
been deposited in trust with the Agent for that
purpose. No iMTP Share held (legally or
beneficially) by the Fund shall have any voting
rights or be deemed to be outstanding for voting or
for calculating the voting percentage required on
any other matter or other purposes.
            (h)	Grant of Irrevocable Proxy.
To the fullest extent permitted by applicable law,
each Holder and Designated Owner may in its
discretion grant a proxy with respect to the iMTP
Shares, which proxy may be made irrevocable
under Massachusetts law to the extent coupled with
an interest, and may, if so provided in such proxy,
continue in effect so long as the iMTP Shares
covered by the proxy are Outstanding, or for such
other period provided in such proxy.
      2.7	Rating Agencies. The Fund shall use
commercially reasonable efforts to cause at least
two Rating Agencies to issue long-term credit
ratings with respect to each Series of iMTP Shares
for so long as such Series of iMTP Shares is
Outstanding. If a Rating Agency shall cease to rate
the securities of tax-exempt closed-end
management investment companies generally, the
Board of Trustees shall terminate the designation of
such Rating Agency as a Rating Agency hereunder.
The Board of Trustees may elect to terminate the
designation of any Rating Agency as a Rating
Agency hereunder with respect to a Series of iMTP
Shares so long as either (i) immediately following
such termination, there would be at least two Rating
Agencies with respect to such Series of iMTP
Shares or (ii) it replaces the terminated Rating
Agency with another NRSRO and provides notice
thereof to the Holders of such Series of iMTP
Shares; provided that such replacement shall not
occur unless such replacement Rating Agency shall
have at the time of such replacement (i) published a
rating for the iMTP Shares of such Series of iMTP
Shares and (ii) entered into an agreement with the
Fund to continue to publish such rating subject to
the Rating Agency's customary conditions. The
Board of Trustees may also elect to designate one or
more other NRSROs as Rating Agencies hereunder
with respect to a Series of iMTP Shares by notice to
the Holders of the iMTP Shares.
      2.8	Issuance of Additional Preferred
Shares. So long as any iMTP Shares are
Outstanding, the Fund may, without the vote or
consent of the Holders thereof authorize, establish
and create and issue and sell shares of one or more
series of a class of Preferred Shares, ranking on a
parity with iMTP Shares as to the payment of
dividends and the distribution of assets upon
dissolution, liquidation or the winding up of the
affairs of the Fund, in addition to then Outstanding
Series of iMTP Shares, including additional Series
of iMTP Shares and additional shares of then
Outstanding Series of iMTP Shares, in each case in
accordance with applicable law, provided that the
Fund shall, immediately after giving effect to the
issuance and sale of such additional Preferred
Shares and to its receipt and application of the
proceeds thereof, including to the redemption of
Preferred Shares with such proceeds, have Asset
Coverage (calculated in the same manner as is
contemplated by Section 2.4(b) hereof) of at least
225%.
      2.9	Status of Redeemed or Repurchased
iMTP Shares. iMTP Shares that at any time have
been redeemed or purchased by the Fund shall, after
such redemption or purchase, have the status of
authorized but unissued Preferred Shares.
      2.10	Distributions with respect to Taxable
Allocations.  Holders of iMTP Shares of a Series
shall be entitled to receive, when, as and if declared
by the Board of Trustees, out of funds legally
available therefor in accordance with applicable
law, the Declaration and this Amendment,
additional dividends or other distributions payable
in an amount or amounts equal to the aggregate
Additional Amount Payments, as follows:
            (a)	Whenever the Fund intends
or expects to include a Taxable Allocation in any
dividend on iMTP Shares of a Series, the Fund
shall, subject to Section 2.10(b), (i) in addition to
and in conjunction with the payment of such
dividend, pay the Additional Amount Payment,
payable in respect of the Taxable Allocation that
was included as part of such dividend and (ii) notify
the Agent of the fact that a Taxable Allocation will
be so included (and the amount of the Additional
Amount Payment) not later than fourteen (14)
calendar days preceding the earliest date on which a
dividend is declared with respect to which the
Taxable Allocation will relate (as provided in
Section 2.10(d)). Whenever such advance notice (a
"Notice of Taxable Allocation") is received from
the Fund, the Agent will, in turn, provide notice
thereof to each Holder and to each Designated
Owner or its Agent Member that has been identified
in writing to the Agent.
            (b)	If the Fund determines that a
Taxable Allocation must be included in a dividend
on iMTP Shares of a Series but it is not practicable
to pay any required Additional Amount Payment
concurrently with such dividend pursuant to Section
2.10(a), then the Fund shall pay such Additional
Amount Payment as soon as reasonably practicable
and without reference to any regular Dividend
Payment Date. Similarly, if the Fund determines
that a Taxable Allocation must be included in a
dividend on iMTP Shares of a Series but it is not
practicable to comply with the requirements for
prior notice in Section 2.10(a), then the Fund shall
provide notice thereof to the Agent as soon as
practicable, but in any event prior to the end of the
calendar year in which such dividend is paid.
Whenever such notice is received from the Fund,
the Agent will, in turn, provide notice thereof to
each Holder and each Designated Owner or its
Agent Member that has been identified in writing to
the Agent. For the avoidance of doubt, this Section
2.10(b) is not intended to excuse the Fund's
obligations under Section 2.10(a), but rather to
provide a mechanism for paying Additional Amount
Payments and providing notice thereof under
circumstances in which the Fund may not become
aware of the need to report a dividend as other than
as wholly an exempt-interest dividend until it is not
practicable to comply fully with Section 2.10(a).
Moreover, the Fund shall not be considered to have
failed to comply with the notice provisions of
Section 2.10(a)(ii) to the extent that (i) the Fund's
determination of whether a Taxable Allocation will
be required cannot be made prior to the date on
which notice would otherwise be required, (ii) such
Taxable Allocation cannot be made with respect to
a. later dividend because the current dividend is the
last with respect to the Fund's taxable year, and (iii)
the Fund timely complies with its obligations for
notice under this Section 2.10(b) with respect to
such events and Taxable Allocation.
            (c)	Notwithstanding anything to
the contrary in this Amendment, the Fund shall not
be required to make Additional Amount Payments
with respect to any net capital gains or other taxable
income determined by the Internal Revenue Service
to be allocable in a manner different from the
manner used by the Fund. The Fund will promptly
give notice to the Agent of any such determination,
with instructions to forward such notice to each
Holder of affected iMTP Shares during the affected
periods at such Holder's address as the same
appears or last appeared on the record books of the
Fund.
            (d)	If the Fund determines that a
Taxable Allocation will be made with respect to a
dividend to be paid with respect to iMTP Shares of
a Series on a date specified in Section 2.2(f) and
notice of such Taxable Allocation is required
pursuant to Section 2.10(a)(ii) or Section 2.10(b), to
the extent possible the Fund will cause such
Taxable Allocation to relate to the last day on which
dividends are declared that will be paid on such
specified date (and, if the amount of the dividend
declared on such last day is less than the Taxable
Allocation, the immediately preceding day, with
such process continuing to each preceding day in
the applicable Dividend Period until the full amount
of the Taxable Allocation is exhausted) so that, to
the extent possible, the dividends declared on the
earlier dates will be reported entirely as exempt-
interest dividends and only the dividends declared
with respect to such last day or preceding days will
include a Taxable Allocation.
      2.11	Term Redemption Liquidity Account
and Liquidity Requirement.
            (a)	On or prior to the Liquidity
Account Initial Date with respect to any Series of
iMTP Shares, the Fund shall cause the Custodian to
segregate, by means of appropriate identification on
its books and records or otherwise in accordance
with the Custodian's normal procedures, from the
other assets of the Fund (the "Term Redemption
Liquidity Account") Liquidity Account Investments
with a Market Value equal to at least one hundred
ten percent (110%) of the Term Redemption
Amount with respect to such Series of iMTP
Shares. The "Term Redemption Amount" for any
Series of iMTP Shares shall be equal to the Term
Redemption Price to be paid on the Term
Redemption Date for such Series of iMTP Shares,
based on the number of shares of such Series of
iMTP Shares then Outstanding, assuming for this
purpose that the Dividend Rate for such Series of
iMTP Shares in effect at the time of the creation of
the Term Redemption Liquidity Account for such
Series of iMTP Shares will be the Dividend Rate in
effect for such Series of iMTP Shares until the
Term Redemption Date for such Series of iMTP
Shares. If, on any date after the Liquidity Account
Initial Date, the aggregate Market Value of the
Liquidity Account Investments included in the
Term Redemption Liquidity Account for a Series of
iMTP Shares as of the close of business on any
Business Day is less than one hundred ten percent
(110%) of the Term Redemption Amount with
respect to such Series of iMTP Shares, then the
Fund shall cause the Custodian and the Adviser to
take all such necessary actions, including
segregating additional assets of the Fund as
Liquidity Account Investments, so that the
aggregate Market Value of the Liquidity Account
Investments included in the Term Redemption
Liquidity Account for such Series of iMTP Shares
is equal to at least one hundred ten percent (110%)
of the Term Redemption Amount with respect to
such Series of iMTP Shares not later than the close
of business on the next succeeding Business Day.
With respect to assets of the Fund segregated as
Liquidity Account Investments with respect to a
Series of iMTP Shares, the Adviser, on behalf of the
Fund, shall be entitled to instruct the Custodian on
any date to release any Liquidity Account
Investments from such segregation and to substitute
therefor other Liquidity Account Investments, so
long as (i) the assets of the Fund segregated as
Liquidity Account Investments at the close of
business on such date have a Market Value equal to
at least one hundred ten percent (110%) of the Term
Redemption Amount with respect to such Series of
iMTP Shares and (ii) the assets of the Fund
constituting Deposit Securities segregated in the
Term Redemption Liquidity Account at the close of
business on such date have a Market Value equal to
the Liquidity Requirement (if any) determined in
accordance with Section 2.11(b) below with respect
to such Series of iMTP Shares for such date. The
Fund shall not, and shall cause the Custodian not to,
permit any lien, security interest or encumbrance to
be created or permitted to exist on or in respect of
any Liquidity Account Investments included in the
Term Redemption Liquidity Account for any Series
of iMTP Shares, other than liens, security interests
or encumbrances arising by operation of law and
any lien of the Custodian with respect to the
payment of its fees or repayment for its advances.
            (b)	The Market Value of the
Deposit Securities held in the Term Redemption
Liquidity Account for a Series of iMTP Shares,
from and after the 15th day of the calendar month
(or, if such day is not a Business Day, the next
succeeding Business Day) that is the number of
months preceding the calendar month in which the
Term Redemption Date for such Series of iMTP
Shares occurs, in each case as specified in the table
set forth below, shall not be less than the percentage
of the Term Redemption Amount for such Series of
iMTP Shares set forth below opposite such number
of months (the "Liquidity Requirement"), but in all
cases subject to the provisions of Section 2.11(c)
below:
N
u
m
be
r
of
M
on
th
s
Pr
ec
ed
in
g
M
on
th
of
T
er
m
R
ed
e
m
pt
io
n
D
at
e:
V
al
ue
of
D
ep
os
it
Se
cu
rit
ie
s
as
Pe
rc
en
ta
ge
of
T
er
m
R
ed
e
m
pt
io
n
A
m
ou
nt
5
20
%
4
40
%
3
60
%
2
80
%
1
10
0
%

            (c)	If the aggregate Market
Value of the Deposit Securities included in the
Term Redemption Liquidity Account for a Series of
iMTP Shares as of the close of business on any
Business Day is less than the Liquidity Requirement
in respect of such Series of iMTP Shares for such
Business Day, then the Fund shall cause the
segregation of additional or substitute Deposit
Securities in respect of the Term Redemption
Liquidity Account for such Series of iMTP Shares,
so that the aggregate Market Value of the Deposit
Securities included in the Term Redemption
Liquidity Account for such Series of iMTP Shares
is at least equal to the Liquidity Requirement for
such Series of iMTP Shares not later than the close
of business on the next succeeding Business Day.
            (d)	The Deposit Securities
included in the Term Redemption Liquidity
Account for a Series of iMTP Shares may be
applied by the Fund, in its discretion, towards
payment of the Term Redemption Price for such
Series of iMTP Shares as contemplated by Section
2.5(d). Upon the deposit by the Fund with the Agent
of Deposit Securities having an initial combined
Market Value sufficient to effect the redemption of
the iMTP Shares of a Series on the Term
Redemption Date for such Series of iMTP Shares in
accordance with Section 2.5(d)(iii), the requirement
of the Fund to maintain the Term Redemption
Liquidity Account in respect of such Series of iMTP
Shares as contemplated by this Section 2.11 shall
lapse and be of no further force and effect.
      2.12	Global Certificate. All iMTP Shares
of a Series Outstanding from time to time shall be
represented by one global certificate for such Series
of iMTP Shares registered in the name of the
Securities Depository or its nominee, and no
registration of transfer of shares of such Series of
iMTP Shares shall be made on the books of the
Fund to any Person other than the Securities
Depository or its nominee or transferee. The
foregoing restriction on registration of transfer shall
be conspicuously noted on the face or back of the
global certificates for such Series of iMTP Shares.
Such global certificates will be deposited with, or
on behalf of, The Depository Trust Company and
registered in the name of Cede & Co., its nominee.
Beneficial interests in the global certificates will be
held only through The Depository Trust Company
and any of its participants.
      2.13	Notice. All notices or
communications hereunder, unless otherwise
specified in this Amendment, shall be sufficiently
given if in writing and delivered in person, by
telecopier, by other Electronic Means or by
overnight delivery. Notices delivered pursuant to
this Section 2.13 shall be deemed given on the date
received.
      2.14	Termination. In the event that all
iMTP Shares of a Series subject to this Amendment
have been redeemed in accordance with Section 2.5
of this Amendment, all rights and preferences of the
shares of such Series of iMTP Shares established
and designated hereunder shall cease and terminate,
and all obligations of the Fund under this
Amendment with respect to such Series of iMTP
Shares shall terminate.
      2.15	Appendices. The designation of each
Series of iMTP Shares subject to this Amendment
may be set forth in an Appendix to this
Amendment. The Board of Trustees may, by
resolution duly adopted, without shareholder
approval (except as otherwise provided by this
Amendment or required by applicable law) (1)
amend the Appendix to this Amendment relating to
a Series of iMTP Shares so as to reflect any
amendments to the terms applicable to such Series
of iMTP Shares including an increase in the number
of authorized shares of such Series of iMTP Shares
and (2) add additional Series of iMTP Shares by
including a new Appendix to this Amendment
relating to such Series of iMTP Shares.
      2.16	Actions on Other than Business
Days. Unless otherwise provided herein, if the date
for making any payment, performing any act or
exercising any right, in each case as provided for in
this Amendment, is not a Business Day, such
payment shall be made, act performed or right
exercised on the next succeeding Business Day,
with the same force and effect as if made or done on
the nominal date provided therefor, and, with
respect to any payment so made, no dividends,
interest or other amount shall accrue for the period
between such nominal date and the date of payment.
      2.17	Modification. To the extent
permitted by law and Section 2.6(c), the Board of
Trustees, without the vote of the Holders of iMTP
Shares, may interpret, supplement or amend the
provisions of this Amendment or any Appendix
hereto to supply any omission, resolve any
inconsistency or ambiguity or cure, correct or
supplement any defective or inconsistent provision,
including any provision that becomes defective after
the date hereof because of impossibility of
performance or any provision that is inconsistent
with any provision of any other Preferred Shares of
the Fund so long as any such interpretation,
supplementation or amendment does not materially
and adversely affect the rights and preferences of
the iMTP Shares affected thereby.
      2.18	Transfers.
            (a)	Unless otherwise permitted
by the Fund, a Designated Owner or Holder of any
iMTP Shares of a Series may sell, transfer or
otherwise dispose of iMTP Shares only in whole
shares and only to (i) Persons that such Designated
Owner or Holder reasonably believes are "qualified
institutional buyers" (as defined in Rule 144A under
the Securities Act or any successor provision) in
accordance with Rule 144A under the Securities
Act or any successor provision, or (ii) tender option
bond trusts in which it reasonably believes all
investors are "qualified institutional buyers" (as
defined in Rule 144A under the Securities Act or
any successor provision).
            (b)	If at any time the Fund is not
furnishing information pursuant to Section 13 or
15(d) of the Exchange Act, in order to preserve the
exemption for resales and transfers under Rule
144A, the Fund shall furnish, or cause to be
furnished, to holders of iMTP Shares and
prospective purchasers of iMTP Shares, upon
request, information with respect to the Fund
satisfying the requirements of subsection (d)(4) of
Rule 144A.
      2.19	No Additional Rights. Unless
otherwise required by law or the Declaration, the
Holders of iMTP Shares shall not have any relative
rights or preferences or other special rights with
respect to such iMTP Shares other than those
specifically set forth in this Amendment.
      2.20	Agreed Tax Treatment. The Fund
shall, and each Holder and Designated Owner of
any iMTP Shares, by virtue of acquiring iMTP
Shares, shall be deemed to have agreed to, treat the
iMTP Shares as equity in the Fund for U.S. federal,
state and local income and other tax purposes,
applicable state law and the 1940 Act, provided that
the Fund shall not be in violation of this Section
2.20 if a federal, state or local income tax authority
requires the Fund to treat the iMTP Shares as debt
for such purposes due to a violation of this Section
2.20 by any Holder or Designated Owner of iMTP
Shares.
      2.21	Relationship of Declaration of Trust.
This Amendment is being entered into pursuant to
Section 8 of Article 3 of the Declaration of Trust
and the amendment provisions of the By-laws and
shall be considered part of the governing instrument
of the Trust. As provided in such Section of the
Declaration of Trust, to the extent the provisions set
forth in this Amendment conflict with the
provisions of the Declaration of Trust with respect
to any such rights, powers and privileges of the
iMTP Shares, this Amendment shall control. Except
as contemplated by the immediately preceding
sentence, the iMTP Shares, and the Holders thereof,
shall otherwise be subject to, bound by and entitled
to the benefits of the Declaration of Trust and its
provisions relating to Shares and Shareholders. In
connection with the entering into of this
Amendment and with respect to all matters related
in any way to this Amendment, the Trustees shall be
entitled to all of the benefits, rights, protections,
indemnities, limitations of liability and other
provisions of the Declaration of Trust.
      2.22	Fitch Diversification Guidelines.
      For so long as Fitch is a Rating Agency rating the iMTP Shares, the Fund shall comply with the Fitch Municipal Issuer Diversification Guidelines set forth by Fitch in its published Closed-End Fund Debt and Preferred Stock Rating Criteria and shall notify
Fitch (if Fitch is then rating the iMTP Shares) within 5
Business Days if the Fund fails to comply with such requirements.

*******



Eaton Vance New York Municipal Bond Fund II
INSTITUTIONAL MUNIFUND TERM
PREFERRED SHARES, SERIES 2019
Preliminary Statement and Incorporation By
Reference
      This Appendix establishes a Series of
Institutional MuniFund Term Preferred Shares of
Eaton Vance New York Municipal Bond Fund II.
Except as set forth below, this Appendix
incorporates by reference the terms set forth with
respect to all Series of such Institutional MuniFund
Term Preferred Shares in that "Amendment to the
By-Laws of Eaton Vance New York Municipal
Bond Fund II Establishing and Fixing the Rights
and Preferences of Institutional MuniFund Term
Preferred Shares" effective as of December 11,
2015 (the "iMTP Amendment"). This Appendix has
been adopted by resolution of the Board of Trustees
of Eaton Vance New York Municipal Bond Fund II.
Capitalized terms used herein but not defined herein
have the respective meanings therefor set forth in
the iMTP Amendment.
      Section 1.	Designation as to Series.
      Institutional MuniFund Term Preferred
Shares, Series 2019: A series of 460 (four hundred
and sixty) Preferred Shares classified as
Institutional MuniFund Term Preferred Shares is
hereby designated as the "Institutional MuniFund
Term Preferred Shares, Series 2019" (the "Series
2019 iMTP Shares"). Each share of such Series of
iMTP Shares shall have such preferences, voting
powers, restrictions, limitations as to dividends and
other distributions, qualifications and terms and
conditions of redemption, in addition to those
required by applicable law and those that are
expressly set forth in the Declaration and the iMTP
Amendment (except as the iMTP Amendment may
be expressly modified by this Appendix), as are set
forth in this Appendix A. The Series 2019 iMTP
Shares shall constitute a separate series of Preferred
Shares and a separate series of the Institutional
MuniFund Term Preferred Shares and each Series
2019 iMTP Share shall be identical. The following
terms and conditions shall apply solely to the Series
2019 iMTP Shares:
      Section 2.	Number of Authorized
Shares of Series.
      The number of authorized shares is 460
(four hundred and sixty).
      Section 3.	Date of Original Issue with
respect to Series.
      The Date of Original Issue is December 11,
2015.
      Section 4.	Initial Spread Applicable to
Series.
      The Initial Spread is 0.85%.
      Section 5.	Liquidation Preference
Applicable to Series.
      The Liquidation Preference is $25,000 per
share.
      Section 6.	Term Redemption Date
Applicable to Series.
      The Term Redemption Date is July 1, 2019.
      Section 7.	Dividend Payment Dates
Applicable to Series.
      The Dividend Payment Dates are the first
Business Day of the month next following each
Dividend Period.
      Section 8.	Non-Call Period Applicable
to Series.
      The Non-Call Period is the period beginning
on the Date of Original Issue and ending at the close
of business on December 31, 2016.
      Section 9.	Liquidity Account Initial
Date Applicable to Series.
      The Liquidity Account Initial Date is
January 1, 2019.
      Section 10.	Exceptions to Certain
Definitions Applicable to the Series.
      The following definitions contained under
the heading "Definitions" in the iMTP Amendment
are hereby amended as follows:
      Not applicable.
      Section 11.	Additional Definitions
Applicable to the Series.
      The following terms shall have the
following meanings (with terms defined in the
singular having comparable meanings when used in
the plural and vice versa), unless the context
otherwise requires:
      "Dividend Period" means, with respect to
the Series 2019 iMTP Shares, in the case of the first
Dividend Period, the period beginning on the Date
of Original Issue for such Series of iMTP Shares
and ending on and including December 31, 2015
and, for each subsequent Dividend Period, the
period beginning on and including the first calendar
day of the month following the month in which the
previous Dividend Period ended and ending on and
including the last calendar day of such month.
      "Optional Redemption Premium" means
with respect to each Series 2019 iMTP Share to be
redeemed an amount equal to:
      (A)	if the Optional Redemption Date for
the Series 2019 iMTP Share occurs on a date that is
on or after January 1, 2017 and prior to July 1,
2017, 1.00% of the Liquidation Preference for such
Series 2019 iMTP Share;
      (B)	if the Optional Redemption Date for
the Series 2019 iMTP Share occurs on a date that is
on or after July 1, 2017 and prior to January 1,
2018, 0.50% of the Liquidation Preference for such
Series 2019 iMTP Share; or
      (C)	if the Optional Redemption Date for
the Series 2019 iMTP Share occurs on a date that is on or after January 1, 2018, 0.00% of the Liquidation Preference for such Series 2019 iMTP
Share.
      Section 12. Amendments to Terms of iMTP
Shares Applicable to the Series. The following provisions of the iMTP Amendment are hereby amended as follows:
      Not applicable.



      CHECK/VOUCHER #  __________

The Commonwealth of Massachusetts
(General Laws, Chapter 182)

Filed this ___________ day of
___________________ , 20__

William Francis Galvin
Secretary of the Commonwealth
Name


Phone
Merge	Y____        N____
RA	Y____        N____
Cons.	Y____        N____
Pr. Off _______________
Trustees_______________
K&LG Draft 10/__/2015



42


APPENDIX A

Appendix A - Page 4

APPENDIX A
Appendix A - Page 1